                                                    SECURITIES AND EXCHANGE COMMISSION
                                                          Washington, D.C. 20549
                                                       ----------------------------

                                                                 FORM N-1A

                                      REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                                              Amendment No. 4

                                                     (Check appropriate box or boxes)
                                                       ----------------------------

                                                       AMERICAN SKANDIA MASTER TRUST
                                            (Exact Name of Registrant as Specified in Charter)

                                                               Ugland House
                                                               P.O. Box 309
                                                            South Church Street
                                                         George Town, Grand Cayman
                                                            Cayman Islands, BWI
                                                    (Address of Offshore Administrator)

                              Telephone Number of Offshore Administrator, including Area Code: (345) 949-6415

                                                         Edward P. Macdonald, Esq.
                                                             1 Corporate Drive
                                                      Shelton, Connecticut 06484-0883
                                                  (Name and Address of Agent for Service)

                                                       ----------------------------

                                                               With copy to:

                                                              Robert K. Fulton, Esq.
                                                       Stradley Ronon Stevens & Young, LLP
                                                             2600 One Commerce Square
                                                              Philadelphia, PA 19103
                                                                  (215) 564-2600

                                                     EXPLANATORY NOTE

              This  Registration  Statement  has been filed by the  Registrant  pursuant to Section 8(b) of the  Investment  Company Act of
1940, as amended (the "1940 Act").  However,  beneficial  interests in the Registrant are not being  registered under the Securities Act of
1933, as amended (the "1933 Act"),  since such interests will be issued solely in private placement  transactions  which do not involve any
"public  offering"  within the  meaning of Section  4(2) of the 1933 Act.  Investments  in the  Registrant  may only be made by  investment companies  or certain  other  entities  which are  "accredited  investors"  within the  meaning of  Regulation  D under the 1933 Act.  This
Registration  Statement  does not  constitute an offer to sell, or the  solicitation  of an offer to buy, any  beneficial  interests in the
Registrant.

                                               AMERICAN SKANDIA MASTER TRUST

                                                          PART A

                                                      March 1, 2001

RESPONSES  TO  ITEMS 1  THROUGH  3 AND  ITEMS 5 AND 9 HAVE  BEEN  OMITTED  PURSUANT  TO  PARAGRAPH  2(b) OF  INSTRUCTION  B OF THE  GENERAL
INSTRUCTIONS TO FORM N-1A.

American  Skandia  Master  Trust  (the  "Master  Trust")  is  part  of a  master-feeder  structure  (as  described  below).  Part A of this
Registration  Statement  should be read in  conjunction  with  Post-Effective  Amendment No. 13 of the  Registration  Statement of American
Skandia  Advisor Funds,  Inc. (the "Feeder")  (1940 Act file No.  811-8085),  as filed with the  Securities  and Exchange  Commission  (the
"Commission")  on December 15, 2000, and as amended from time to time,  (the  "Feeder's  Registration  Statement").  Part A of the Feeder's
Registration  Statement  (the  "Feeder's  Part A") includes the joint  prospectus  of the series of the Feeder (the "Feeder  Funds")  which invest in the Portfolios (as defined below) and those series of the Feeder which do not.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL
               INVESTMENT STRATEGIES AND RELATED RISKS.

        The Master Trust is an open-end,  management  investment company,  organized on March 6, 1997 as a business trust under the laws of the State of Delaware.  The Master Trust is a "series  fund," which is a mutual fund divided into  separate  portfolios.  By this  offering document,  the Master Trust is offering five  diversified  portfolios  (each a "Portfolio,"  and together the  "Portfolios").  From time to time, other series may be established and sold pursuant to other offering documents.

        American Skandia Investment  Services,  Incorporated  ("ASISI") serves as the Master Trust's investment adviser.  Currently,  ASISI engages a sub-advisor ("Sub-Advisor") for the investment management of each Portfolio.

        Beneficial  interests  in the Master Trust are issued  solely in private  placement  transactions  which do not involve any "public offering"  within the meaning of  Regulation D under the  Securities  Act of 1933, as amended (the "1933 Act").  Investments  in the Master
Trust may be made only by  investment  companies  or  certain  other  entities  which are  "accredited  investors"  within  the  meaning of
Regulation D under the 1933 Act. This  registration  statement  does not  constitute an offer to sell, or the  solicitation  of an offer to buy, any "security" within the meaning of the 1933 Act.

                                                   INVESTMENT PROGRAMS OF THE PORTFOLIOS

         The investment objective, policies and limitations for each of the Portfolios are described below.

         While certain  policies apply to all  Portfolios,  generally each  Portfolio has a different  investment  objective and investment focus.  As a result,  the risks,  opportunities  and  returns of  investing  in each  Portfolio  will  differ.  Those  investment  policies specifically  labeled as  "fundamental"  may not be changed  without  shareholder  approval.  However,  the  investment  objective  of each
Portfolio  generally  is not a  fundamental  policy and may be changed by the Trustees of the Master Trust  without  shareholder  approval.
Similarly, most of the Portfolios' investment policies and limitations are not fundamental policies.

         There can be no assurance  that the  investment  objective of any Portfolio  will be achieved.  Risks relating to certain types of securities and instruments in which the Portfolios may invest are described in this  Prospectus  under "Certain Risk Factors and Investment
Methods."

         If approved by the  Trustees of the Master  Trust,  the Master Trust may add more  Portfolios  and may cease to offer any existing
Portfolio in the future.

ASMT AMERICAN CENTURY International GROWTH PORTFOLIO:

Investment  Objective:  The investment objective of the Portfolio  (formerly,  the ASMT T. Rowe Price International Equity Portfolio) is to
seek capital growth.

Principal Investment Policies and Risks:

         The Fund will seek to achieve its investment  objective by investing  primarily in equity  securities of  international  companies that the  Sub-advisor  believes will increase in value over time.  The  Sub-advisor  uses a growth  investment  strategy it developed  that looks for companies with earnings and revenue  growth.  Ideally,  the  Sub-advisor  looks for companies whose earnings and revenues are not only growing,  but are growing at an accelerating pace.  Accelerating  growth is shown, for example,  by growth that is faster this quarter than last or faster this year than the year before.  For purposes of the Portfolio,  equity  securities  include  common stocks,  preferred stocks and convertible securities.

         The  Sub-advisor  tracks  financial  information for thousands of companies to research and selects the stocks it believes will be able to sustain  accelerating  growth.  This  strategy is based on the  premise  that,  over the long term,  the stocks of  companies  with accelerating earnings and revenues have a greater-than-average chance to increase in value.

         The Sub-advisor  recognizes that, in addition to locating strong companies with  accelerating  earnings,  the allocation of assets among  different  countries  and  regions  also is an  important  factor in managing  an  international  portfolio.  For this  reason,  the
Sub-advisor will consider a number of other factors in making investment  selections,  including the prospects for relative economic growth among  countries or regions,  economic  and  political  conditions,  expected  inflation  rates,  currency  exchange  fluctuations  and tax considerations.  Under normal  conditions,  the  Portfolio  will invest at least 65% of its assets in equity  securities of issuers from at least  three  countries  outside of the United  States.  In order to maintain  investment  flexibility,  the  Portfolio  has not  otherwise established geographic requirements for asset distribution.

         While the Portfolio's focus will be on issuers in developed markets,  the Sub-advisor  expects to invest to some degree in issuers in developing  countries.  The Portfolio may make foreign  investments either directly in foreign  securities,  or indirectly by purchasing depositary  receipts.  Securities  purchased  in  foreign  markets  may  either  be  traded  on  foreign  securities  exchanges  or in  the over-the-counter markets.

         As with all  stocks,  the value of the  stocks  held by the  Portfolio  can  decrease  as well as  increase.  As a fund  investing primarily in equity  securities of foreign issuers,  the Portfolio (and,  therefore,  the Fund) may be subject to a level of risk and share price  fluctuation  higher  than most funds that  invest  primarily  in  domestic  equities.  Foreign  companies  may be subject to greater economic risks than domestic  companies,  and foreign securities are subject to certain risks relating to political,  regulatory and market structures  and events that  domestic  securities  are not  subject to. To the extent the  Portfolio  invests in  securities  of issuers in developing countries, the Portfolio may be subject to even greater levels of risk and share price fluctuation.

Other Investments:

         Securities of U.S.  issuers may be included in the Portfolio  from time to time.  The  Portfolio  also may invest in bonds,  notes and debt  securities of companies and  obligations  of domestic or foreign  governments  and their  agencies.  The Portfolio will limit its purchases of debt securities to investment grade  obligations.  The Portfolio may enter into  non-leveraged  stock index futures  contracts and may make short sales "against the box."

         Derivative  Securities.  The  Portfolio  may invest in  derivative  securities.  Certain  of these  derivative  securities  may be described as  "index/structured"  securities,  which are securities whose value or performance is linked to other equity  securities (as in the case of depositary  receipts),  currencies,  interest rates,  securities indices or other financial indicators  ("reference  indices").
The  Portfolio may not invest in a derivative  security  unless the  reference  index or the  instrument to which it relates is an eligible investment  for the Portfolio.  For example,  a security  whose  underlying  value is linked to the price of oil would not be a permissible investment because the Portfolio may not invest in oil and gas leases or futures.  The Portfolio may make short sales "against the box."

         Forward Currency  Exchange  Contracts.  As a fund investing  primarily in foreign  securities,  the value of the Portfolio will be affected by changes in the exchange  rates  between  foreign  currencies  and the U.S.  dollar.  To protect  against  adverse  movements in exchange rates, the Portfolio may, for hedging purposes only, enter into forward foreign  currency  exchange  contracts.  The Portfolio may enter into a forward  contract  to  "lock-in"  an  exchange  rate for a specific  purchase  or sale of a  security.  Less  frequently,  the
Portfolio  may enter into a forward  contract to seek to protect its holdings in a  particular  currency  from a decline in that  currency.
Predicting  the relative  future values of currencies is very  difficult,  and there is no assurance that any attempt to reduce the risk of adverse currency movements through the use of forward contracts will be successful.

         Indirect Foreign  Investments.  The Portfolio may invest up to 10% of its assets in certain foreign countries  indirectly  through investment funds and registered  investment  companies that invest in those countries.  If the Portfolio  invests in investment  companies, it will bear its proportionate share of the costs incurred by such companies, including any investment advisory fees.

         Additional  information  about the securities that the Portfolio may invest in and their risks, see this Prospectus under "Certain
Risk Factors and Investment Methods."

         Temporary  Investments.  Under  exceptional  market  or  economic  conditions,  the  Portfolio  may  temporarily  invest  all or a substantial portion of its assets in cash or investment-grade  short-term  securities.  While the Portfolio is in a defensive position, the ability to achieve its investment objective of capital growth may be limited.

ASMT JANUS CAPITAL GROWTH PORTFOLIO:

Investment Objective:  The investment objective of the Portfolio is to seek growth of capital.

Principal Investment Policies and Risks:

         The Portfolio will pursue its objective by investing  primarily in common stocks.  Common stock  investments  will be in companies that the  Sub-advisor  believes are  experiencing  favorable  demand for their  products  and  services,  and which  operate in a favorable competitive  and  regulatory  environment.  The  Sub-advisor  generally  takes a "bottom  up"  approach  to  choosing  investments  for the
Portfolio.  In other words,  the  Sub-advisor  seeks to identify  individual  companies  with  earnings  growth  potential  that may not be recognized by the market at large.  Current income is not a significant factor in choosing investments.

         Because the  Portfolio  invests a  substantial  portion (or all) of its assets in stocks,  the  Portfolio  is subject to the risks associated  with stock  investments,  and the  Portfolio's  (and Fund's) share price  therefore may fluctuate  substantially.  This is true despite  the  Portfolio's  focus on the stocks of larger  more-established  companies.  The  Portfolio's  share  price will be  affected by changes in the stock markets  generally,  and factors specific to a company or an industry will affect the prices of particular stocks held by the Portfolio  (for example,  poor earnings,  loss of major  customers,  major  litigation  against an issuer,  or changes in government regulations  affecting an  industry).  Because of the types of securities  in which the  Portfolio  invests,  the Portfolio is designed for those who are investing for the long term.

         The  Portfolio  generally  intends to purchase  securities  for  long-term  investment  rather  than  short-term  gains.  However, short-term  transactions  may occur as the result of liquidity  needs,  securities  having  reached a desired  price or yield,  anticipated changes in interest  rates or the credit  standing of an issuer,  or by reason of economic or other  developments  not foreseen at the time the investment was made.

         Special  Situations.  The Portfolio may invest in "special  situations" from time to time. A "special  situation"  arises when, in the opinion of the  Sub-advisor,  the  securities  of a particular  company will be  recognized  and  appreciate in value due to a specific development,  such as a technological  breakthrough,  management change or new product at that company.  Investment in "special situations"
carries  an  additional  risk of loss in the event  that the  anticipated  development  does not  occur or does not  attract  the  expected attention.

Other Investments.

         Although the Sub-advisor  expects to invest  primarily in equity  securities,  the Portfolio may also invest to a lesser degree in preferred stocks,  convertible  securities,  warrants,  and debt securities when the Portfolio  perceives an opportunity for capital growth from such securities.  The Portfolio is subject to the following percentage limitations on investing in certain types of debt securities:

         -- 35% of its assets in bonds rated below investment grade by the primary rating agencies ("junk" bonds).
         -- 25% of its assets in mortgage- and asset-backed securities.
         -- 10% of its assets in zero coupon,  pay-in-kind  and step coupon  securities  (securities  that do not, or may not under certain circumstances, make regular interest payments).

         The  Portfolio  may make  short  sales  "against  the box." In  addition,  the  Portfolio  may  invest in the  following  types of securities and engage in the following investment techniques:

         Foreign Securities.  The Portfolio may also purchase  securities of foreign issuers,  including foreign equity and debt securities and depositary  receipts.  Foreign  securities are selected  primarily on a stock-by-stock  basis without regard to any defined  allocation among countries or geographic  regions.  No more than 25% of the Portfolio's  assets may be invested in foreign  securities  denominated in foreign currencies and not publicly traded in the United States.

         Futures,  Options and Other  Derivative  Instruments.  The Portfolio  may enter into futures  contracts on  securities,  financial indices and foreign  currencies  and  options on such  contracts  and may invest in options on  securities,  financial  indices and foreign currencies,  forward contracts and interest rate swaps and swap-related products  (collectively  "derivative  instruments").  The Portfolio intends  to use most  derivative  instruments  primarily  to hedge  the value of its  portfolio  against  potential  adverse  movements  in securities  prices,  foreign  currency  markets or interest rates. To a limited extent,  the Portfolio may also use derivative  instruments for  non-hedging  purposes  such as seeking to  increase  income.  The  Portfolio  may also use a variety of currency  hedging  techniques, including  forward  foreign  currency  exchange  contracts,  to manage  exchange rate risk with respect to  investments  exposed to foreign currency fluctuations.

         For more  information on the types of securities  other than common stocks in which the Portfolio may invest,  see this Prospectus under "Certain Risk Factors and Investment Methods."

         Temporary  Investments.  The Sub-advisor may increase the Portfolio's cash position without  limitation when the Sub-advisor is of the opinion that  appropriate  investment  opportunities  for capital growth with desirable  risk/reward  characteristics  are unavailable.
Cash and similar investments  (whether made for defensive purposes or to receive a return on idle cash) will include high-grade  commercial paper,  certificates  of deposit,  repurchase  agreements  and money market funds managed by the  Sub-advisor.  While the Portfolio is in a defensive position, the opportunity for the Portfolio to achieve its investment objective of capital growth will be limited.

ASMT INVESCO Equity Income Portfolio:

Investment  Objective:  The investment  objective of the Portfolio is to seek high current income and capital growth while  following sound investment practices.

Principal Investment Policies and Risks:

         The Portfolio  seeks to achieve its objective by investing in securities that are expected to produce  relatively  highs levels of income and  consistent,  stable  returns.  The  Portfolio  normally  will invest at least 65% of its assets in  dividend-paying  common and preferred  stocks of domestic and foreign  issuers.  Up to 30% of the Portfolio's  assets may be invested in equity  securities that do not pay  regular  dividends.  In  addition,  the  Portfolio  normally  will have some  portion of its assets  invested  in debt  securities  or convertible  bonds.  The  Portfolio  may invest up to 25% of its total assets in foreign  securities,  including  securities  of issuers in countries considered to be developing.  These foreign investments may serve to increase the overall risks of the Portfolio.

         The Portfolio's  investments in common stocks may, of course,  decline in value,  which will result in declines in the Portfolio's share price.  Such declines could be  substantial.  To minimize the risk this presents,  the Sub-advisor  will not invest,  with respect to
75% of the value of its total assets,  more than 5% of the Portfolio's  assets in the securities of any one company or more than 25% of the
Portfolio's  assets  in any one  industry.  In  light of the  Portfolio's  focus on  income  producing  stocks,  its risk and  share  price fluctuation (and potential for gain) may be less than many other stock funds.

         Debt  Securities.  The  Portfolio's  investments in debt securities will generally be subject to both credit risk and market risk.
Credit risk relates to the ability of the issuer to meet interest or principal  payments,  or both,  as they come due.  Market risk relates to the fact that the market values of debt  securities in which the Portfolio  invests  generally  will be affected by changes in the level of interest  rates. An increase in interest rates will tend to reduce the market values of debt  securities,  whereas a decline in interest rates will tend to increase their values.  Although the Sub-advisor will limit the Portfolio's  debt security  investments to securities it believes are not highly  speculative,  both kinds of risk are increased by investing in debt securities  rated below the top four grades by
Standard & Poor's Corporation or Moody's Investors Services, Inc., or equivalent unrated debt securities ("junk bonds").

         In order to minimize its risk in investing in debt  securities,  the Portfolio  will invest no more than 15% of its assets in junk bonds,  and in no event will the  Portfolio  ever invest in a debt security  rated below Caa by Moody's or CCC by Standard & Poor's.  While the Sub-advisor will monitor all of the debt securities in the Portfolio for the issuers'  ability to make required  principal and interest payments and other quality  factors,  the  Sub-advisor may retain in the Portfolio a debt security whose rating is changed to one below the minimum rating  required for purchase of such a security.  For a discussion of the special risks involved in  lower-rated  bonds,  see this
Prospectus under "Certain Risk Factors and Investment Methods."

Temporary Investments:

         In periods of uncertain  market and economic  conditions,  the  Portfolio  may assume a defensive  position with up to 100% of its assets  temporarily  invested in high quality  corporate bonds or notes or government  securities,  or held in cash. While the Portfolio is in a defensive position, the opportunity for the Portfolio to achieve its investment objective may be limited.

ASMT PIMCO TOTAL RETURN BOND PORTFOLIO:

Investment  Objective:  The investment  objective of the Portfolio is to seek to maximize total return,  consistent  with  preservation  of capital and prudent investment management.

Principal Investment Policies and Risks:

         The Portfolio will invest at least 65% of the assets of which will be invested in the following types of fixed income securities;

o        securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises;
o        corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;
o        mortgage and other asset-backed securities;
o        inflation-indexed bonds issued by both governments and corporations;
o        structured notes, including hybrid or "indexed" securities, event-linked bonds and loan participations;
o        delayed funding loans and revolving credit securities;
o        bank certificates of deposit, fixed time deposits and bankers' acceptances;
o        repurchase agreements and reverse repurchase agreements;
o        debt securities issued by state or local governments and their agencies and government-sponsored enterprises;
o        obligations of foreign governments or their subdivisions, agencies and government-sponsored enterprises; and
o        obligations of international agencies or supranational entities.

         Portfolio  holdings will be  concentrated in areas of the bond market (based on quality,  sector,  interest rate or maturity) that the Sub-advisor believes to be relatively  undervalued.  In selecting fixed income securities,  the Sub-advisor uses economic  forecasting, interest rate  anticipation,  credit and call risk analysis,  foreign currency  exchange rate forecasting,  and other securities  selection techniques.  The proportion of the  Portfolio's  assets  committed to investment in securities  with  particular  characteristics  (such as maturity,  type and coupon rate) will vary based on the Sub-advisor's  outlook for the U.S. and foreign  economies,  the financial markets, and other factors.  The management of duration (a measure of a fixed income security's  expected life that  incorporates its yield,  coupon interest payments, final maturity and call features into one measure) is one of the fundamental tools used by the Sub-advisor.

         The Portfolio  will invest in  fixed-income  securities of varying  maturities.  The average  portfolio  duration of the Portfolio generally  will vary within a three- to six-year  time frame based on the  Sub-advisor's  forecast for interest  rates.  The  Portfolio may invest up to 10% of its assets in fixed income  securities that are rated below  investment  grade ("junk bonds") but are rated B or higher by Moody's Investors Services,  Inc.  ("Moody's") or Standard & Poor's Corporation  ("S&P") (or, if unrated,  determined by the Sub-advisor to be of comparable quality).

         Generally,  over the long term, the return  obtained by a portfolio  investing  primarily in fixed income  securities  such as the
Portfolio is not expected to be as great as that obtained by a portfolio  investing in equity  securities.  At the same time,  the risk and price  fluctuation of a fixed income  portfolio is expected to be less than that of an equity  portfolio,  so that a fixed income portfolio is generally  considered to be a more  conservative  investment.  However,  the Portfolio can and routinely does invest in certain  complex fixed income  securities  (including  various types of  mortgage-backed  and asset-backed  securities) and engage in a number of investment practices  (including  futures,  options,  swaps and dollar rolls) as described  below,  that many other fixed income funds do not utilize.
These  investments and practices are designed to increase the  Portfolio's  return or hedge its  investments,  but may increase the risk to which the Portfolio is subject.

         Like other fixed  income  funds,  the  Portfolio  is subject to market risk.  Bond values  fluctuate  based on changes in interest rates, market conditions,  investor confidence and announcements of economic,  political or financial information.  Generally, the value of fixed income  securities  will change  inversely  with changes in market  interest  rates.  As interest  rates rise,  market value tends to decrease.  This risk will be greater for long-term  securities than for short-term  securities.  Certain  mortgage-backed  and asset-backed securities and derivative  instruments in which the Portfolio may invest may be particularly  sensitive to changes in interest  rates.  The
Portfolio  is also  subject to credit  risk,  which is the  possibility  that an issuer of a security  (or a  counterparty  to a derivative contract) will default or become unable to meet its  obligation.  Generally,  the lower the rating of a security,  the higher its degree of credit risk.

         The following  paragraphs  describe some specific types of fixed-income  investments that the Portfolio may invest in, and some of the investment  practices that the Portfolio will engage in. More information about some of these investments,  including futures,  options and mortgage-backed and asset-backed securities, is included below under "Certain Risk Factors and Investment Methods."

         U.S.  Government  Securities.  The Portfolio may invest in various types of U.S. Government  securities,  including those that are supported by the full faith and credit of the United  States;  those that are  supported by the right of the issuing  agency to borrow from the U.S. Treasury;  those that are supported by the discretionary  authority of the U.S.  Government to purchase the agency's  obligations;
and still others that are supported only by the credit of the instrumentality.

         Corporate Debt Securities.  Corporate debt securities include corporate bonds,  debentures,  notes and other similar  instruments, including  convertible  securities  and preferred  stock.  Debt  securities may be acquired with warrants  attached.  The rate of return or return of principal on some debt  obligations may be linked or indexed to exchange rates between the U.S. dollar and a foreign  currency or currencies.

         While the  Sub-advisor may regard some countries or companies as favorable  investments,  pure fixed income  opportunities  may be unattractive or limited due to insufficient  supply or legal or technical  restrictions.  In such cases,  the Portfolio may consider equity securities or convertible bonds to gain exposure to such investments.

         Variable and Floating Rate  Securities.  Variable and floating rate securities  provide for a periodic  adjustment in the interest rate paid on the  obligations.  The interest rates on these  securities are tied to other interest rates,  such as money-market  indices or
Treasury bill rates,  and reset  periodically.  While these  securities  provide the Portfolio with a certain degree of protection  against losses caused by rising interest rates, they will cause the Portfolio's interest income to decline if market interest rates decline.

         Inflation-Indexed  Bonds.  Inflation-indexed  bonds are fixed income  securities  whose principal  value is periodically  adjusted according to the rate of inflation.  The interest rate on these bonds is fixed at issuance,  and is generally  lower than the interest rate on typical  bonds.  Over the life of the bond,  however,  this interest will be paid based on a principal  value that has been adjusted for inflation.  Repayment of the adjusted principal upon maturity may be guaranteed,  but the market value of the bonds is not guaranteed,  and will fluctuate.  The Portfolio may invest in  inflation-indexed  bonds that do not provide a repayment  guarantee.  While these  securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to losses.

         Event-Linked  Bonds.  Event-linked  bonds are fixed income securities for which the return of principal and payment of interest is contingent upon the  non-occurrence  of a specific  "trigger" event, such as a hurricane,  earthquake or other physical or  weather-related phenomenon.  Some  event-linked  bonds are commonly  referred to as  "catastrophe  bonds." If the trigger event  occurs,  the Portfolio may lose all or a portion of the amount it  invested in the bond.  Event-linked  bonds often  provide for an  extension  of maturity to process and audit loss  claims  where a trigger  event has,  or  possibly  has,  occurred.  An  extension  of  maturity  may  increase  volatility.
Event-linked  bonds  may also  expose  the  Portfolio  to  certain  unanticipated  risks  including  credit  risk,  adverse  regulatory  or jurisdictional interpretations, and adverse tax consequences.  Event-linked bonds may also be subject to liquidity risk.

         Mortgage-Backed  and Other  Asset-Backed  Securities.  The  Portfolio  may invest all of its assets in  mortgage-backed  and other asset-backed securities,  including  collateralized mortgage obligations.  The value of some mortgage-backed and asset-backed securities in which the Portfolio invests may be particularly sensitive to changes in market interest rates.

         Reverse  Repurchase  Agreements and Dollar Rolls. In addition to entering into reverse  repurchase  agreements (as described below under  "Certain Risk Factors and  Investment  Methods"),  the Portfolio may also enter into dollar rolls.  In a dollar roll,  the Portfolio sells  mortgage-backed  or other  securities  for delivery in the current  month and  simultaneously  contracts  to purchase  substantially similar  securities on a specified  future date.  The Portfolio  forgoes  principal  and interest paid on the  securities  sold in a dollar roll, but the Portfolio is compensated by the difference  between the sales price and the lower price for the future  purchase,  as well as by any  interest  earned on the  proceeds of the  securities  sold.  The  Portfolio  also could be  compensated  through the receipt of fee income.  Reverse repurchase agreements and dollar rolls can be viewed as collateralized  borrowings and, like any borrowings,  will tend to exaggerate  fluctuations  in  Portfolio's  share price and may cause the  Portfolio to need to sell  portfolio  securities at times when it would otherwise not wish to do so.

         Foreign  Securities.  The Portfolio may invest up to 20% of its assets in securities  denominated  in foreign  currencies  and may invest  beyond this limit in U.S.  dollar-denominated  securities of foreign  issuers.  The Portfolio may invest up to 10% of its assets in securities of issuers based in developing  countries (as determined by the  Sub-advisor).  The Portfolio may buy and sell foreign  currency futures  contracts and options on foreign  currencies and foreign  currency  futures  contracts,  and enter into forward  foreign  currency exchange  contracts for the purpose of hedging currency  exchange risks arising from the Portfolio's  investment or anticipated  investment in securities denominated in foreign currencies.

         Short Sales  "Against the Box." The  Portfolio may sell  securities  short  "against the box." For a discussion of this  practice, see this Prospectus under "Certain Risk Factors and Investment Methods."

         Derivative  Instruments.  The  Portfolio  may purchase  and write call and put options on  securities,  securities  indices and on foreign  currencies.  The Portfolio  may invest in interest rate futures  contracts,  stock index  futures  contracts and foreign  currency futures  contracts and options thereon that are traded on U.S. or foreign  exchanges or boards of trade.  The Portfolio may also enter into swap  agreements  with respect to foreign  currencies,  interest rates and securities  indices.  The Portfolio may use these  techniques to hedge against changes in interest rates, currency exchange rates or securities prices or as part of its overall investment strategy.

         For a  discussion  of futures and options  and their  risks,  see this  Prospectus  under  "Certain  Risk  Factors and  Investment
Methods."  The Portfolio's investments in swap agreements are described directly below.

         Swap  Agreements.  The Portfolio may enter into interest rate,  index and currency  exchange rate swap agreements for the purposes of attempting to obtain a desired  return at a lower cost than if the  Portfolio  had invested  directly in an instrument  that yielded the desired return.  Swap agreements are two-party  contracts entered into primarily by institutional  investors for periods ranging from a few weeks to more than one year. In a standard "swap"  transaction,  the two parties agree to exchange the returns (or  differentials  in rates of return) earned or realized on particular  investments  or  instruments.  The returns to be exchanged  between the parties are calculated with respect to a "notional  amount," i.e., a specified dollar amount that is hypothetically  invested at a particular  interest rate, in a particular  foreign  currency,  or in a "basket" of securities  representing  a particular  index.  Commonly used swap  agreements  include interest  rate caps,  under  which,  in return for a premium,  one party agrees to make  payments to the other to the extent that  interest rates exceed a specified rate or "cap";  interest  floors,  under which, in return for a premium,  one party agrees to make payments to the other to the extent that interest  rates fall below a specified  level or "floor";  and interest rate collars,  under which a party sells a cap and  purchases a floor or vice versa in an attempt to protect  itself  against  interest  rate  movements  exceeding  given  minimum or maximum levels.

         Under  most  swap  agreements  entered  into  by the  Portfolio,  the  parties'  obligations  are  determined  on a  "net  basis."
Consequently,  the  Portfolio's  obligations  (or rights) under a swap  agreement will generally be equal only to a net amount based on the relative values of the positions held by each party.

         Whether the  Portfolio's  use of swap  agreements  will be  successful  will depend on the  sub-advisor's  ability to predict that certain types of investments  are likely to produce  greater returns than other  investments.  Moreover,  the Portfolio may not receive the expected  amount under a swap agreement if the other party to the agreement  defaults or becomes  bankrupt.  The swaps market is relatively new and is largely unregulated.

ASMT JPM Money Market PORTFOLIO:

Investment Objective:  The investment objective of the Portfolio is to seek high current income and maintain high levels of liquidity.

Principal Investment Policies and Risks:

         As a money  market  fund,  the  Portfolio  seeks to  maintain a stable net asset  value of $1.00 per share.  In other  words,  the
Portfolio  attempts to operate so that  shareholders  do not lose any of the  principal  amount they  invest in the  Portfolio.  Of course, there can be no assurance  that the  Portfolio  will achieve its goal of a stable net asset value,  and shares of the Portfolio are neither insured nor guaranteed by the U.S.  government or any other entity.  For instance,  the issuer or guarantor of a portfolio  security or the other  party to a contract  could  default on its  obligation,  and this could cause the  Portfolio's  net asset value to fall below $1. In addition, the income earned by the Portfolio will fluctuate based on market conditions and other factors.

         Under the  regulatory  requirements  applicable to money market funds,  the Portfolio must maintain a weighted  average  portfolio maturity of not more than 90 days and invest in high quality U.S.  dollar-denominated  securities  that have  effective  maturities  of not more than 397 days. In addition,  the Portfolio  will limit its  investments  to those  securities  that,  in  accordance  with  guidelines adopted by the Trustees of the Master Trust,  present  minimal  credit risks.  The Portfolio  will not purchase any security  (other than a
United States Government security) unless:

o        if rated by only one  nationally  recognized  statistical  rating  organization  (such as Moody's  and  Standard  & Poor's),  such organization has rated it with the highest rating assigned to short-term debt securities;
o        if rated by more than one nationally recognized  statistical rating organization,  at least two rating organizations have rated it with the highest rating assigned to short-term debt securities; or
o        it is not rated, but is determined to be of comparable quality in accordance with procedures noted above.

         These  standards  must be satisfied at the time an  investment  is made.  If the quality of the  investment  later  declines,  the
Portfolio  may  continue to hold the  investment,  subject in certain  circumstances  to a finding by the  Trustees  that  disposing of the investment would not be in the Portfolio's best interest.

         Subject to the above requirements, the Portfolio will invest in one or more of the types of investments described below.

         United States  Government  Obligations.  The  Portfolio  may invest in  obligations  of the U.S.  Government  and its agencies and instrumentalities  either directly or through repurchase  agreements.  U.S. Government  obligations  include: (i) direct obligations issued by the United States Treasury such as Treasury bills,  notes and bonds; and (ii) instruments  issued or guaranteed by  government-sponsored agencies  acting under  authority of Congress.  Some U.S.  Government  Obligations  are  supported by the full faith and credit of the U.S.
Treasury;  others  are  supported  by the right of the  issuer to borrow  from the  Treasury;  others are  supported  by the  discretionary authority of the U.S.  Government  to purchase  the agency's  obligations;  still  others are  supported  only by the credit of the agency.
There is no assurance that the U.S.  Government  will provide  financial  support to one of its agencies if it is not obligated to do so by law.

         Bank Obligations.  The Portfolio may invest in high quality United States  dollar-denominated  negotiable certificates of deposit, time deposits and bankers'  acceptances of U.S. and foreign banks,  savings and loan  associations  and savings banks meeting certain total asset minimums.  The Portfolio may also invest in obligations of  international  banking  institutions  designated or supported by national governments  to  promote  economic  reconstruction,  development  or trade  between  nations  (e.g.,  the  European  Investment  Bank,  the
Inter-American  Development  Bank, or the World Bank).  These  obligations may be supported by commitments of their member  countries,  and there is no assurance these commitments will be undertaken or met.

         Commercial  Paper;  Bonds.  The Portfolio may invest in high quality  commercial paper and corporate bonds issued by United States corporations.  The  Portfolio  may also  invest in bonds and  commercial  paper of  foreign  issuers  if the  obligation  is United  States dollar-denominated and is not subject to foreign withholding tax.

         Asset-Backed  Securities.  As may be  permitted  by  current  laws and  regulations,  the  Portfolio  may  invest in  asset-backed securities up to 10% of its net assets.

         Synthetic  Instruments.  As may be  permitted by current laws and  regulations  and if expressly  permitted by the Trustees of the
Trust,  the  Portfolio  may invest in certain  synthetic  instruments.  Such  instruments  generally  involve the  deposit of  asset-backed securities in a trust  arrangement  and the issuance of certificates  evidencing  interests in the trust.  The Sub-advisor  will review the structure of synthetic instruments to identify credit and liquidity risks and will monitor such risks.

         Foreign  Securities.  Foreign  investments  must be denominated in U.S.  dollars and may be made directly in securities of foreign issuers or in the form of American Depositary Receipts and European Depositary Receipts.

         For more information on certain of these investments, see this Prospectus under "Certain Risk Factors and Investment Methods."

                                                            PORTFOLIO TURNOVER

                  Each  Portfolio  may sell its  portfolio  securities,  regardless  of the length of time that they have been held, if the
Sub-advisor  and/or the Investment  Manager  determines that it would be in the  Portfolio's  best interest to do so. It may be appropriate to buy or sell  portfolio  securities  due to economic,  market,  or other  factors  that are not within the  Sub-advisor's  or  Investment
Manager's  control.  Such  transactions  will  increase a "portfolio  turnover." A 100%  portfolio  turnover rate would occur if all of the securities in a portfolio of investments were replaced during a given period.

                  Although  turnover rates may vary  substantially  from year to year, it is anticipated that the following  Portfolios may have annual rates of turnover exceeding 100%.

         ASMT American Century International Growth Portfolio
         ASMT Janus Capital Growth Portfolio
         ASMT PIMCO Total Return Bond Portfolio

         A high rate of portfolio  turnover involves  correspondingly  higher brokerage  commission  expenses and other transaction  costs, which are borne by a Portfolio and will reduce its  performance.  High  portfolio  turnover  rates may also generate  larger taxable income and taxable capital gains which may increase investor tax liability.

                                                CERTAIN RISK FACTORS AND INVESTMENT METHODS

         The  following is a  description  of certain  securities  and  investment  methods that the  Portfolios  may invest in or use, and certain of the risks associated with such securities and investment  methods.  The primary  investment focus of each Portfolio is described above under  "Investment  Programs of the  Portfolios,"  and an investor  should  refer to that  section to obtain  information  about each
Portfolio.  In general,  whether a particular  Portfolio may invest in a specific type of security or use an investment method is described above or in Part B of the Feeder Fund  Registration  Statement under  "Investment  Programs of the  Portfolios."  As noted below,  however, certain risk factors and investment methods apply to all or most of the Portfolios.

DERIVATIVE INSTRUMENTS:

         To the extent permitted by the investment  objectives and policies of a Portfolio,  a Portfolio may invest in securities and other instruments that are commonly  referred to as "derivatives."  For instance,  a Portfolio may purchase and write (sell) call and put options on securities,  securities indices and foreign  currencies,  enter into futures contracts and use options on futures  contracts,  and enter into swap agreements with respect to foreign currencies,  interest rates, and securities indices.  In general,  derivative  instruments are securities or other instruments whose value is derived from or related to the value of some other instrument or asset.

         There are many types of derivatives  and many different  ways to use them.  Some  derivatives  and derivative  strategies  involve very  little  risk,  while  others can be  extremely  risky and can lead to losses in excess of the amount  invested in the  derivative.  A
Portfolio may use  derivatives  to hedge against  changes in interest  rates,  foreign  currency  exchange rates or securities  prices,  to generate  income,  as a low cost  method of gaining  exposure  to a  particular  securities  market  without  investing  directly  in those securities, or for other reasons.

         The use of  these  strategies  involves  certain  special  risks,  including  the risk  that the  price  movements  of  derivative instruments  will not  correspond  exactly with those of the  investments  from which they are  derived.  Strategies  involving  derivative instruments  that are intended to reduce the risk of loss can also reduce the opportunity for gain.  Furthermore,  regulatory  requirements for a  Portfolio  to set aside  assets to meet its  obligations  with  respect to  derivatives  may result in a Portfolio  being  unable to purchase  or sell  securities  when it  would  otherwise  be  favorable  to do so,  or in a  Portfolio  needing  to  sell  securities  at a disadvantageous  time. A Portfolio may also be unable to close out its  derivatives  positions  when desired.  There is no assurance that a
Portfolio  will engage in derivative  transactions.  Certain  derivative  instruments  and some of their risks are described in more detail below.

         Options.  Most of the  Portfolios  (except  for ASMT JPM Money  Market  Portfolio)  may  engage in at least  some types of options transactions.  The  purchaser  of an option on a security or currency  obtains the right to purchase (in the case of a call option) or sell
(in the case of a put  option)  the  security  or currency at a  specified  price  within a limited  period of time.  Upon  exercise by the purchaser,  the writer  (seller) of the option has the obligation to buy or sell the underlying  security at the exercise  price. An option on a securities  index is similar to an option on an individual  security,  except that the value of the option depends on the value of the securities comprising the index, and all settlements are made in cash.

         A  Portfolio  will pay a premium  to the party  writing  the  option  when it  purchases  an  option.  In order for a call  option purchased by a Portfolio to be profitable,  the market price of the underlying  security must rise sufficiently above the exercise price to cover the premium and other transaction costs.  Similarly,  in order for a put option to be profitable,  the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and other transaction costs.

         Generally,  the Portfolios will write call options only if they are covered (i.e.,  the Portfolio owns the security subject to the option or has the right to acquire it without  additional  cost).  By writing a call  option,  a Portfolio  assumes the risk that it may be required  to deliver a security  for a price  lower than its market  value at the time the option is  exercised.  Effectively,  a Portfolio that writes a covered call option gives up the  opportunity  for gain above the  exercise  price should the market price of the  underlying security  increase,  but retains the risk of loss should the price of the underlying  security decline. A Portfolio will write call options in order to obtain a return from the premiums  received and will retain the premiums  whether or not the options are exercised,  which will help  offset a decline in the market  value of the  underlying  securities.  A  Portfolio  that  writes a put  option  likewise  receives a premium,  but  assumes the risk that it may be required to  purchase  the  underlying  security at a price in excess of its current  market value.

         A Portfolio may sell an option that it has  previously  purchased  prior to the purchase or sale of the underlying  security.  Any such sale would result in a gain or loss  depending  on whether the amount  received on the sale is more or less than the premium and other transaction  costs paid on the option. A Portfolio may terminate an option it has written by entering into a closing  purchase  transaction in which it purchases an option of the same series as the option written.

         Futures  Contracts and Related  Options.  Each Portfolio  (except the ASMT INVESCO Equity Income  Portfolio and the ASMT JPM Money
Market  Portfolio) may enter into financial  futures  contracts and related  options.  The seller of a futures  contract agrees to sell the securities  or currency  called for in the  contract  and the buyer  agrees to buy the  securities  or  currency at a specified  price at a specified  future time.  Financial  futures  contracts may relate to securities  indices,  interest  rates or foreign  currencies.  Futures contracts are usually  settled  through net cash payments  rather than through actual  delivery of the securities  underlying the contract.
For instance,  in a stock index futures contract,  the two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the  difference  between the stock index value when the contract  expires and the price  specified in the  contract.  A
Portfolio may use futures  contracts to hedge against movements in securities  prices,  interest rates or currency exchange rates, or as an efficient way to gain exposure to these markets.

         An option on a futures  contract  gives the  purchaser  the right,  in return for the  premium  paid,  to assume a position in the contract at the  exercise  price at any time during the life of the option.  The writer of the option is required  upon  exercise to assume the opposite position.

         Pursuant to regulations of the Commodity Futures Trading Commission ("CFTC"), no Portfolio will:

         (i)      purchase or sell  futures or options on futures  contracts  or stock  indices for  purposes  other than bona fide hedging transactions  (as defined by the CFTC) if as a result the sum of the initial margin deposits and premiums  required to establish  positions in futures  contracts and related options that do not fall within the definition of bona fide hedging  transactions  would exceed 5% of the fair market value of each Portfolio's net assets; and

         (ii)     enter into any futures  contracts if the aggregate  amount of that  Portfolio's  commitments  under  outstanding  futures contracts positions would exceed the market value of its total assets.

         Risks of  Options  and  Futures  Contracts.  Options  and  futures  contracts  can be highly  volatile  and their use can reduce a
Portfolio's  performance.  Successful  use of these  strategies  requires the ability to predict  future  movements in  securities  prices, interest rates,  currency  exchange rates, and other economic  factors.  If a Sub-advisor  seeks to protect a Portfolio  against  potential adverse movements in the relevant financial markets using these instruments,  and such markets do not move in the predicted direction,  the
Portfolio  could be left in a less favorable  position than if such strategies had not been used. A Portfolio's  potential  losses from the use of futures extends beyond its initial investment in such contracts.

         Among the other risks  inherent in the use of options and futures are (a) the risk of imperfect  correlation  between the price of options and futures and the prices of the  securities  or  currencies  to which they relate,  (b) the fact that skills  needed to use these strategies  are  different  from those  needed to select  portfolio  securities  and (c) the  possible  need to defer  closing  out certain positions to avoid  adverse tax  consequences.  With  respect to options on stock  indices and stock index  futures,  the risk of imperfect correlation  increases the more the holdings of the Portfolio  differ from the  composition of the relevant  index.  These  instruments may not have a liquid  secondary  market.  Option positions  established in the  over-the-counter  market may be particularly  illiquid and may also involve the risk that the other party to the transaction fails to meet its obligations.

FOREIGN SECURITIES:

         Investments  in  securities  of  foreign  issuers  may  involve  risks  that are not  present  with  domestic  investments.  While investments in foreign  securities can reduce risk by providing  further  diversification,  such investments  involve  "sovereign risks" in addition to the credit and market risks to which  securities  generally are subject.  Sovereign  risks includes local political or economic developments,  potential  nationalization,  withholding taxes on dividend or interest payments,  and currency blockage (which would prevent cash from being  brought back to the United  States).  Compared to United  States  issuers,  there is  generally  less  publicly  available information  about foreign issuers and there may be less  governmental  regulation and supervision of foreign stock exchanges,  brokers and listed companies.  Foreign issuers are not generally subject to uniform accounting,  auditing and financial reporting standards,  practices and  requirements  comparable  to  those  applicable  to  domestic  issuers.  In some  countries,  there  may  also be the  possibility  of expropriation or confiscatory  taxation,  difficulty in enforcing  contractual and other  obligations,  political or social  instability or revolution, or diplomatic developments that could affect investments in those countries.

         Securities  of some foreign  issuers are less liquid and their prices are more volatile  than  securities  of comparable  domestic issuers.  Further,  it may be more  difficult  for the Master  Trust's  agents to keep  currently  informed  about  corporate  actions  and decisions that may affect the price of portfolio securities.  Brokerage  commissions on foreign securities  exchanges,  which may be fixed, may be higher than in the United  States.  Settlement of  transactions  in some foreign  markets may be less frequent or less reliable than in the United States, which could affect the liquidity of investments.

         American  Depositary  Receipts  ("ADRs"),  European  Depositary  Receipts  ("EDRs"),  Global  Depositary  Receipts  ("GDRs"),  and
International  Depositary Receipts ("IDRs"). ADRs are U.S.  dollar-denominated  receipts generally issued by a domestic bank evidencing its ownership of a security of a foreign  issuer.  ADRs  generally are publicly  traded in the United  States.  ADRs are subject to many of the same risks as direct  investments in foreign  securities,  although ownership of ADRs may reduce or eliminate certain risks associated with holding assets in foreign  countries,  such as the risk of  expropriation.  EDRs, GDRs and IDRs are receipts similar to ADRs that typically trade in countries other than the United States.

         Depositary receipts may be issued as sponsored or unsponsored  programs.  In sponsored programs,  the issuer makes arrangements to have its  securities  traded as depositary  receipts.  In  unsponsored  programs,  the issuer may not be directly  involved in the program.
Although  regulatory  requirements  with respect to sponsored and unsponsored  programs are generally  similar,  the issuers of unsponsored depositary  receipts  are not  obligated  to  disclose  material  information  in the  United  States  and,  therefore,  the import of such information may not be reflected in the market value of such securities.

         Developing  Countries.  Although none of the Portfolios  invest primarily in securities of issuers in developing  countries,  many of the Portfolios may invest in these  securities to some degree.  Many of the risks  described  above with respect to investing in foreign issuers  are  accentuated  when  the  issuers  are  located  in  developing  countries.  Developing  countries  may be  politically  and/or economically  unstable,  and the securities  markets in those countries may be less liquid or subject to inadequate  government  regulation and supervision.  Securities of issuers in developing  countries may be more volatile and, in the case of debt  securities,  more uncertain as to payment of interest and  principal.  Investments  in developing  countries  may include  securities  created  through the Brady Plan, under which certain heavily-indebted countries have restructured their bank debt into bonds.

         Currency  Fluctuations.  Investments in foreign  securities may be denominated in foreign  currencies.  The value of a Portfolio's investments  denominated  in foreign  currencies  may be  affected,  favorably  or  unfavorably,  by exchange  rates and  exchange  control regulations.  A Portfolio's  share price and the amounts it distributes to  shareholders in dividends may,  therefore,  also be affected by changes in currency  exchange  rates.  Foreign  currency  exchange  rates  generally  are  determined by the forces of supply and demand in foreign exchange markets,  including  perceptions of the relative merits of investment in different countries,  actual or perceived changes in interest  rates or other  complex  factors.  Currency  exchange  rates also can be affected  unpredictably  by the  intervention  or the failure to intervene by U.S. or foreign  governments or central banks,  or by currency  controls or political  developments  in the U.S. or abroad.  In addition, a Portfolio may incur costs in connection with conversions between various currencies.

         Foreign Currency  Transactions.  A Portfolio that invests in securities  denominated in foreign  currencies will need to engage in foreign currency  exchange  transactions.  Such transactions may occur on a "spot" basis at the exchange rate prevailing at the time of the transaction.  Alternatively,  a Portfolio may enter into forward  foreign  currency  exchange  contracts.  A forward  contract  involves an obligation  to purchase or sell a specified  currency at a specified  future date at a price set at the time of the  contract.  A Portfolio may enter into a forward  contract  when it wishes to "lock in" the U.S.  dollar  price of a security  it  expects  to or is  obligated  to purchase or sell in the future.  This practice may be referred to as  "transaction  hedging." In addition,  when a Portfolio's  Sub-advisor believes that the currency of a particular country may suffer or enjoy a significant  movement compared to another currency,  the Portfolio may enter into a forward  contract to sell or buy the first foreign  currency (or a currency that acts as a proxy for such currency).  This practice may be referred to as "portfolio  hedging." In any event,  the precise  matching of the forward  contract amounts and the value of the securities  involved  generally will not be possible.  No Portfolio will enter into a forward contract if it would be obligated to sell an amount of foreign currency in excess of the value of the Portfolio's  securities or other assets  denominated in that currency,  or will sell an amount of proxy currency in excess of the value of securities  denominated in the related  currency.  The effect of entering into a forward  contract on a Portfolio share price will be similar to selling  securities  denominated in one currency and purchasing  securities denominated in another.  Although a forward  contract may reduce a Portfolio's  losses on securities  denominated in foreign  currency,  it may  also  reduce  the  potential  for gain on the  securities  if the  currency's  value  moves  in a  direction  not  anticipated  by the
Sub-advisor.  In addition, foreign currency hedging may entail significant transaction costs.

COMMON AND PREFERRED STOCKS:

         Stocks  represent  shares of ownership in a company.  Generally,  preferred  stock has a specified  dividend and ranks after bonds and before common stocks in its claim on the company's  income for purposes of receiving  dividend  payments and on the company's assets in the event of  liquidation.  (Some of the  Sub-advisors  consider  preferred  stocks to be equity  securities  for  purposes  of the various
Portfolios'  investment  policies and restrictions,  while others consider them fixed income securities.) After other claims are satisfied, common stockholders  participate in company profits on a pro rata basis;  profits may be paid out in dividends or reinvested in the company to help it grow.  Increases and decreases in earnings are usually  reflected in a company's  stock price,  so common stocks  generally have the greatest appreciation and depreciation potential of all corporate securities.

FIXED INCOME SECURITIES:

         Most of the Portfolios,  including the Portfolios that invest primarily in equity securities,  may invest to some degree in bonds, notes,  debentures and other  obligations of corporations and governments.  Fixed-income  securities are generally  subject to two kinds of risk:  credit risk and market risk.  Credit risk relates to the ability of the issuer to meet interest and principal  payments as they come due. The ratings given a security by Moody's Investors  Service,  Inc.  ("Moody's") and Standard & Poor's  Corporation  ("S&P"),  which are described  in detail in the  Appendix to Part B of the Feeder Fund  Registration  Statement,  provide a generally  useful  guide as to such credit  risk.  The lower the rating,  the  greater the credit risk the rating  service  perceives  to exist with  respect to the  security.
Increasing the amount of Portfolio  assets  invested in lower-rated  securities  generally will increase the Portfolio's  income,  but also will  increase  the credit  risk to which the  Portfolio  is  subject.  Market  risk  relates  to the fact that the prices of fixed  income securities  generally  will be affected by changes in the level of interest rates in the markets  generally.  An increase in interest rates will tend to reduce the prices of such securities,  while a decline in interest rates will tend to increase their prices.  In general,  the longer the maturity or duration of a fixed income security, the more its value will fluctuate with changes in interest rates.

         Lower-Rated  Fixed Income  Securities.  Lower-rated  high-yield  bonds  (commonly  known as "junk bonds") are those that are rated lower than the four highest categories by a nationally recognized  statistical rating organization (for example,  lower than Baa by Moody's or BBB by S&P), or, if not rated, are of equivalent  investment  quality as determined by the Sub-advisor.  Lower-rated bonds are generally considered to be high risk  investments as they are subject to greater credit risk than  higher-rated  bonds.  In addition,  the market for lower-rated  bonds may be thinner and less active than the market for higher-rated  bonds,  and the prices of lower-rated  high-yield bonds may fluctuate more than the prices of higher-rated  bonds,  particularly  in times of market stress.  Because the risk of default is higher in lower-rated  bonds, a  Sub-advisor's  research and analysis tend to be very  important  ingredients in the selection of these bonds.  In addition,  the exercise by an issuer of redemption or call provisions that are common in lower-rated  bonds may result in their replacement by lower yielding bonds.

         Bonds rated in the four highest  ratings  categories are frequently  referred to as "investment  grade."  However,  bonds rated in the fourth category (Baa or BBB) are considered medium grade and may have speculative characteristics.

MORTGAGE-BACKED SECURITIES:

         Mortgage-backed  securities are securities  representing  interests in "pools" of mortgage loans on residential or commercial real property and that generally  provide for monthly  payments of both interest and principal,  in effect "passing  through"  monthly  payments made by the  individual  borrowers on the mortgage loans (net of fees paid to the issuer or guarantor of the  securities).  Mortgage-backed securities are frequently issued by U.S. Government agencies or  Government-sponsored  enterprises,  and payments of interest and principal on these  securities  (but not their market prices) may be guaranteed by the full faith and credit of the U.S.  Government or by the agency only,  or  may  be  supported  by  the  issuer's  ability  to  borrow  from  the  U.S.  Treasury.  Mortgage-backed  securities  created  by non-governmental issuers may be supported by various forms of insurance or guarantees.

         Like other  fixed-income  securities,  the value of a  mortgage-backed  security will generally  decline when interest rates rise.
However,  when  interest  rates are  declining,  their  value may not  increase as much as other  fixed-income  securities,  because  early repayments  of principal on the  underlying  mortgages  (arising,  for  example,  from sale of the  underlying  property,  refinancing,  or foreclosure)  may serve to reduce the  remaining  life of the  security.  If a security has been  purchased at a premium,  the value of the premium would be lost in the event of prepayment.  Prepayments on some  mortgage-backed  securities may  necessitate  that a Portfolio find other  investments,  which,  because of intervening  market  changes,  will often offer a lower rate of return.  In addition,  the mortgage securities market may be particularly affected by changes in governmental regulation or tax policies.

         Collateralized  Mortgage  Obligations  (CMOs).  CMOs are a type of mortgage-backed  security that are typically issued in multiple series with each series having a different  maturity.  Principal and interest  payments from the  underlying  collateral  are first used to pay the  principal  on the series  with the  shortest  maturity;  in turn,  the  remaining  series  are paid in order of their  maturities.
Therefore,  depending on the type of CMOs in which a Portfolio invests,  the investment may be subject to greater or lesser risk than other types of mortgage-backed securities.

         Stripped Mortgage-Backed  Securities.  Stripped mortgage-backed  securities are mortgage-backed  securities that have been divided into interest and principal  components.  "IOs" (interest only securities) receive the interest payments on the underlying  mortgages while
"POs" (principal only securities)  receive the principal  payments.  The cash flows and yields on IO and PO classes are extremely sensitive to the rate of principal  payments  (including  prepayments)  on the underlying  mortgage  loans.  If the underlying  mortgages  experience higher than  anticipated  prepayments,  an  investor in an IO class of a stripped  mortgage-backed  security  may fail to recoup  fully its initial investment,  even if the IO class is highly rated or is derived from a security guaranteed by the U.S. Government.  Conversely,  if the underlying  mortgage assets  experience  slower than  anticipated  prepayments,  the price on a PO class will be affected more severely than would be the case with a traditional  mortgage-backed  security. Unlike other fixed-income and other mortgage-backed  securities,  the value of IOs tends to move in the same direction as interest rates.

ASSET-BACKED SECURITIES:

         Asset-backed  securities  conceptually  are  similar to  mortgage-backed  securities,  but they are  secured by and  payable  from payments on assets such as credit card,  automobile or trade loans,  rather than mortgages.  The credit quality of these securities depends primarily upon the quality of the underlying  assets and the level of credit support or  enhancement  provided.  In addition,  asset-backed securities involve prepayment risks that are similar in nature to those of mortgage-backed securities.

CONVERTIBLE SECURITIES AND WARRANTS:

         Certain of the  Portfolios  may  invest in  convertible  securities.  Convertible  securities  are bonds,  notes,  debentures  and preferred  stocks  that may be  converted  into or  exchanged  for shares of common  stock.  Many  convertible  securities  are rated below investment  grade because they fall below  ordinary debt  securities  in order of  preference  or priority on the issuer's  balance  sheet.
Convertible  securities generally  participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser  degree.  Frequently,  convertible  securities  are callable by the issuer,  meaning  that the issuer may force  conversion before the holder would otherwise choose.

         Warrants  are  options  to buy a stated  number of shares of common  stock at a  specified  price any time  during the life of the warrants.  The value of warrants  may  fluctuate  more than the value of the  securities  underlying  the  warrants.  A warrant will expire without value if the rights under such warrant are not exercised prior to its expiration date.

WHEN-ISSUED, DELAYED-DELIVERY AND FORWARD COMMITMENT TRANSACTIONS:

         The  Portfolios  may purchase  securities on a when-issued,  delayed-delivery  or forward  commitment  basis.  These  transactions generally  involve the  purchase  of a security  with  payment  and  delivery  due at some time in the  future.  A Portfolio  does not earn interest on such  securities  until  settlement  and bears the risk of market value  fluctuations  in between the  purchase and  settlement dates.  If the seller fails to complete the sale, the Portfolio may lose the  opportunity to obtain a favorable  price and yield.  The ASMT
JPM Money Market  Portfolio  will not enter into these  commitments if they would exceed 15% of the value of the  Portfolio's  total assets less its liabilities other than liabilities created by these commitments.

         The ASMT PIMCO Total Return Bond  Portfolio may also sell  securities on a  when-issued,  delayed-delivery  or forward  commitment basis.  If the  Portfolio  does so, it will not  participate  in  future  gains or losses  on the  security.  If the other  party to such a transaction fails to pay for the securities, the Portfolio could suffer a loss.

ILLIQUID AND RESTRICTED SECURITIES:

         Subject to  guidelines  adopted by the  Trustees of the Master  Trust,  each  Portfolio  may invest up to 15% of its net assets in illiquid  securities (except for the ASMT JPM Money Market Portfolio,  which is limited to 10% of its net assets).  Illiquid securities are those that,  because of the absence of a readily  available  market or due to legal or contractual  restrictions on resale,  cannot be sold within  seven days in the  ordinary  course of business  at  approximately  the amount at which the  Portfolio  has valued the  investment.
Therefore,  a Portfolio may find it difficult to sell illiquid  securities at the time considered most  advantageous by its Sub-advisor and may incur expenses that would not be incurred in the sale of securities that were freely marketable.

         Certain  securities that would otherwise be considered  illiquid because of legal restrictions on resale to the general public may be traded among  qualified  institutional  buyers under Rule 144A of the Securities Act of 1933.  These Rule 144A  securities,  and well as commercial  paper that is sold in private  placements  under Section 4(2) of the  Securities  Act, may be deemed liquid by the  Portfolio's
Sub-advisor  under the  guidelines  adopted by the Trustees of the Master Trust.  However,  the liquidity of a Portfolio's  investments  in
Rule 144A securities could be impaired if trading does not develop or declines.

REPURCHASE AGREEMENTS:

         Each  Portfolio may enter into  repurchase  agreements.  Repurchase  agreements  are  agreements by which a Portfolio  purchases a security and obtains a  simultaneous  commitment  from the seller to repurchase  the security at an agreed upon price and date.  The resale price is in excess of the purchase  price and reflects an agreed upon market rate  unrelated to the coupon rate on the purchased  security.
Repurchase  agreements must be fully collateralized and can be entered into only with  well-established  banks and broker-dealers that have been deemed creditworthy by the Sub-advisor.  Repurchase transactions are intended to be short-term  transactions,  usually with the seller repurchasing  the  securities  within seven days.  Repurchase  agreements  that mature in more than seven days are subject to a Portfolio's limit on illiquid securities.

         A Portfolio  that enters into a repurchase  agreement may lose money in the event that the other party  defaults on its obligation and the  Portfolio  is delayed or  prevented  from  disposing of the  collateral.  A Portfolio  also might incur a loss if the value of the collateral  declines,  and it might  incur costs in selling  the  collateral  or  asserting  its legal  rights  under the  agreement.  If a defaulting seller filed for bankruptcy or became insolvent, disposition of  collateral might be delayed pending court action.

REVERSE REPURCHASE AGREEMENTS:

         The ASMT Janus Capital  Growth  Portfolio,  the ASMT PIMCO Total Return Bond  Portfolio,  and the ASMT JPM Money Market  Portfolio
each may enter into reverse  repurchase  agreements.  In a reverse  repurchase  agreement,  a Portfolio  sells a portfolio  instrument  and agrees to  repurchase  it at an agreed  upon  date and  price,  which  reflects  an  effective  interest  rate.  It may also be viewed as a borrowing of money by the Portfolio  and, like borrowing  money,  may increase  fluctuations  in a Portfolio's  share price.  When entering into a reverse  repurchase  agreement,  a Portfolio must set aside on its books cash or other liquid assets in an amount sufficient to meet its repurchase obligation.

BORROWING:

         Each  Portfolio may borrow money from banks.  Each  Portfolio's  borrowings are limited so that  immediately  after such borrowing the value of the Portfolio's  assets  (including  borrowings) less its liabilities  (not including  borrowings) is at least three times the amount of the  borrowings.  Should a Portfolio,  for any reason,  have  borrowings  that do not meet the above test,  such  Portfolio  must reduce such  borrowings  so as to meet the  necessary  test within  three  business  days.  The ASMT JPM Money  Market  Portfolio  will not purchase  securities when outstanding  borrowings are greater than 5% of the Portfolio's  total assets.  If a Portfolio  borrows money, its share price may fluctuate more widely until the borrowing is repaid.

LENDING PORTFOLIO SECURITIES:

         Each Portfolio may lend securities with a value of up to 33 1/3% of its total assets to broker-dealers,  institutional  investors, or others for the purpose of realizing  additional income.  Voting rights on loaned securities  typically pass to the borrower,  although a
Portfolio has the right to terminate a securities  loan,  usually within three  business  days, in order to vote on significant  matters or for other reasons.  All securities loans will be collateralized  by cash or securities  issued or guaranteed by the U.S.  Government or its agencies at least equal in value to the market value of the loaned  securities.  Nonetheless,  lending  securities  involves certain risks, including  the risk that the Portfolio  will be delayed or prevented  from  recovering  the  collateral  if the borrower  fails to return a loaned security.

OTHER INVESTMENT COMPANIES:

         The Master Trust has made  arrangements  with certain money market mutual funds so that the Sub-advisors for the various Funds can
"sweep" excess cash balances of the Portfolio to those funds for temporary  investment  purposes.  In addition,  certain  Sub-advisors  may invest  Portfolio  assets in money market funds that they advise or in other  investment  companies.  Mutual funds pay their own  operating expenses, and the Portfolios, as shareholders in the funds, will indirectly pay their proportionate share of such Portfolios' expenses.

SHORT SALES "AGAINST THE BOX":

         While none of the Portfolios will make short sales  generally,  the ASMT Janus Capital Growth  Portfolio,  the ASMT INVESCO Equity
Income  Portfolio  and the ASMT PIMCO Total Return Bond  Portfolio  may make short sales  "against the box." A short sales  against the box involves  selling a security that the Portfolio owns, or has the right to obtain without  additional cost, for delivery at a specified date in the  future.  A  Portfolio  may make a short  sales  against the box to hedge  against  anticipated  declines  in the market  price of a particular  security.  If the value of the security sold short  increases  instead,  the Portfolio  loses the opportunity to participate in the gain.

ITEM 6.  MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE OF THE MASTER TRUST

         (a)      MANAGEMENT

THE INVESTMENT MANAGER:

         American Skandia Investment Services,  Incorporated  ("ASISI," as previously defined),  One Corporate Drive, Shelton,  Connecticut
06484, acts as investment manager to each of the Portfolios  pursuant to separate investment  management  agreements with the Master Trust, respectively  (the  "Management  Agreements").  In addition to serving as investment  manager to the Master  Trust,  ASISI has served since
1992 as the  investment  manager to American  Skandia  Trust,  an  investment  company  whose shares are made  available to life  insurance companies writing variable annuity contracts and variable life insurance  policies,  and has served since 1997 as investment manager to the
Feeder.

         The Management  Agreements  provide that ASISI will furnish each Portfolio with  investment  advice and investment  management and administrative  services  subject to the  supervision  of the Trustees of the Master Trust,  and in conformity  with the stated  investment objectives,  policies and limitations of the applicable  Portfolio.  The Investment Manager is responsible for monitoring the activities of the  Sub-advisors  it engages  to manage the  Portfolios  and  reporting  on such  activities  to the  Trustees  of the Master  Trust.  The
Investment Manager must also provide,  or obtain and supervise,  the executive,  administrative,  accounting,  custody,  transfer agent and shareholder servicing services that are deemed advisable by the Trustees of the Master Trust.

THE SUB-ADVISORS AND PORTFOLIO MANAGERS:

         ASISI  currently  engages  the  following  Sub-advisors  to manage  the  investments  of each  Portfolio  in  accordance  with the
Portfolio's  investment  objective,  policies and limitations and any investment  guidelines  established by the Investment  Manager.  Each
Sub-advisor is  responsible,  subject to the  supervision and control of the Investment  Manager,  for the purchase,  retention and sale of securities in the Portfolio's investment portfolio.

         Unless otherwise noted, each portfolio manager listed below has managed his or her respective Portfolio since its inception.

         American  Century  Investment  Management,  Inc.  ("American  Century")  serves  as  Sub-advisor  for the  ASMT  American  Century
International Growth Portfolio.  American Century,  located at American Century Towers, 4500 Main Street,  Kansas City, Missouri 64111, has
been  providing  investment  advisory  services to  investment  companies  and  institutional  clients since 1958. As of December 31, 2000,
American Century and its affiliates managed assets totaling approximately $103 billion.

        American Century utilizes a team of portfolio  managers,  assistant portfolio managers and analysts acting together to manage the assets of the ASMT American Century International Growth Portfolio.

         The portfolio manager members of the portfolio team responsible for management of the ASMT American Century  International  Growth
Portfolio  are Henrik Strabo and Mark S.  Kopinski.  Henrik Strabo joined  American  Century in 1993 as an investment  analyst,  has been a portfolio  manager  member of the  international  team  since  1994 and has  managed  the Fund  since  American  Century  became the Fund's
Sub-advisor in May 2000. Mark S. Kopinski,  Vice President and Portfolio Manager for American  Century,  rejoined American Century in April
1997 and has co-managed the Fund since American  Century became the Fund's  Sub-advisor.  From June 1995 to March 1997, Mr. Kopinski served as Vice President and Portfolio Manager for Federated Investors, Inc.

         Janus Capital  Corporation  ("Janus")  serves as Sub-advisor for the ASMT Janus Capital Growth  Portfolio.  Janus,  located at 100
Fillmore Street,  Denver,  Colorado  80206-4923,  serves as the investment advisor to the Janus Funds, as well as advisor or sub-advisor to several other mutual funds and individual,  corporate,  charitable and retirement  accounts.  As of December 31, 2000, Janus managed assets worth approximately $250 billion.

             The portfolio  manager  responsible  for  management of the ASMT Janus Capital  Growth  Portfolio is Scott W.  Schoelzel.  Mr.
Schoelzel,  a Senior Portfolio  Manager at Janus who has managed the Portfolio since August,  1997,  joined Janus in January,  1994 as Vice
President of Investments.

             INVESCO Funds Group, Inc.  ("INVESCO")  serves as Sub-advisor for the ASMT INVESCO Equity Income Portfolio.  INVESCO,  located at 7800 East Union Avenue, P.O. Box 173706, Denver,  Colorado 80217-3706,  was established in 1932. AMVESCAP PLC, the parent of INVESCO, is one of the largest independent  investment  management businesses in the world and managed over $402.6 billion of assets as of December 31,
2000.

         The portfolio  managers  responsible  for the  day-to-day  management of the ASMT INVESCO  Equity Income  Portfolio are Charles P.
Mayer,  Portfolio Co-Manager,  and Donovan J. (Jerry) Paul, Portfolio Co-Manager.  Mr. Mayer began his investment career in 1969 and is now a senior vice  president of INVESCO.  From 1993 to 1994,  he was vice  president of INVESCO.  Mr. Paul  entered the  investment  management industry in 1976 and has been a senior vice  president of INVESCO since 1994.  From 1993 to 1994,  he was  president of Quixote  Investment
Management, Inc.

         Pacific  Investment  Management  Company LLC  ("PIMCO")  serves as  Sub-advisor  for the ASMT PIMCO Total  Return Bond  Portfolio.
PIMCO,  located at 840 Newport Center Drive,  Suite 300,  Newport Beach,  California  92660,  is an investment  counseling  firm founded in
1971.  As of December 31, 2000, PIMCO had approximately $215 billion of assets under management.

         The portfolio  manager  responsible  for the  day-to-day  management  of the ASMT PIMCO Total Return Bond  Portfolio is William H.
Gross.  Mr. Gross is Managing Director of PIMCO and has been associated with the firm since 1971.

         J.P.  Morgan  Investment  Management Inc. ("J.P.  Morgan")  serves as Sub-advisor  for the ASMT JPM Money Market  Portfolio.  J.P.
Morgan has  principal  offices at 522 Fifth  Avenue,  New York,  New York  10036.  J.P.  Morgan  and its  affiliates  offer a wide range of services  to  governmental,  institutional,  corporate  and  individual  customers,  and  act  as  investment  advisor  to  individual  and institutional  clients with  combined  assets under  management  of  approximately  $359 billion as of December 31, 2000.  J.P.  Morgan has managed investments for clients since 1913, and has managed short-term fixed income assets for clients since 1969.

INVESTMENT MANAGEMENT FEES:

         Investment  Management  Fees.  ASISI  receives a monthly fee from each Portfolio for the  performance of its services.  ASISI pays each  Sub-advisor a portion of such fee for the  performance  of the  sub-advisory  services at no additional  cost to any  Portfolio.  The investment  management  fee for each  Portfolio  will differ,  reflecting,  among other  things,  the  investment  objective,  policies and limitations of each  Portfolio.  Each  investment  management fee is accrued daily for the purposes of determining  the sale and redemption price of the Fund's shares.  The fees paid to ASISI for the fiscal year ended October 31, 2000,  stated as a percentage of the  Portfolio's average daily net assets, are as follows:

Fund/Portfolio:                                                                         Annual Rate:
--------------                                                                          -----------

ASMT American Century International Growth Portfolio:                                        1.00%

ASMT Janus Capital Growth Portfolio:                                                         1.00%

ASMT INVESCO Equity Income Portfolio:                                                        0.75%

ASMT PIMCO Total Return Bond Portfolio:                                                      0.65%

ASMT JPM Money Market Portfolio:                                                             0.50%

         For more information  about investment  management fees,  including  voluntary fee waivers and the fee rates applicable at various asset levels,  and the fees payable by ASISI to each of the  Sub-advisors,  please see Part B of the Feeders  Registration  Statement under
"Investment Advisory & Administration Services" and "Fund Expenses".

               LEGAL PROCEEDINGS.  Not applicable.

               (b)  Capital Stock.
        The Master Trust is  organized  as a trust under the laws of the State of Delaware.  Investors in a series of the Master Trust will each be liable  for all  obligations  of such  series.  However,  the risk of an  investor  incurring  financial  loss on  account  of such liability  is limited to  circumstances  in which both  inadequate  insurance  existed and the Master  Trust  itself was unable to meet its obligations.

               All  consideration  received  by the  Master  Trust  for  interests  of one of the  series  and all  assets  in  which  such consideration  is invested will belong to that series  (subject only to the rights of creditors of the Master Trust) and will be subject to the liabilities  related  thereto.  The income  attributable  to, and the expenses of, one series are treated  separately from those of any other series.  The Master Trust has the ability to create, from time to time, new series without interestholder approval.

               Mutual fund shares are not  deposits or  obligations  of, or  guaranteed  or endorsed  by, any bank,  and are not  federally insured by the Federal Deposit  Insurance  Corporation,  the Federal  Reserve Board,  or any other agency.  The net asset value of funds of this type will fluctuate.

               Investments  in the Master Trust may not be  transferred,  but an investor may withdraw all or any portion of its investment at any time at net asset value.

               Under the Master Trust's anticipated method of operation as a partnership for federal income tax purposes,  the Master Trust will not be subject to any  income  tax.  However,  each  investor  in the  Master  Trust  will be taxable on its share (as  determined  in accordance  with the governing  instruments of the Master Trust) of the Master Trust's  ordinary income and capital gain in determining its income tax liability.  The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.

ITEM 7.  SHAREHOLDER INFORMATION.

               (a) Pricing of Portfolio  Interests.  Interests in each Portfolio of the Master Trust are sold on a continuous  basis at the net  asset  value  per  interest  ("NAV")  of that  Portfolio  next  determined  after an  order in  proper  form is  received  by the PFPC
International  (Cayman)  Ltd. Net asset value per interest is  determined as of the close of the New York Stock  Exchange  (currently  4:00
p.m.,  New York  time),  on each day on which the NYSE is open for  business.  Net asset value per  interest of a Portfolio  is computed by dividing the value of the  Portfolio's  net assets (i.e.,  the value of its assets less  liabilities)  by the total number of its interests outstanding.  In general,  the assets of each  Portfolio  (except the ASMT JPM Money  Market  Portfolio)  are valued on the basis of market quotations.  However,  in certain  circumstances,  where market  quotations  are not readily  available or where  market  quotations  for a particular  security  or asset are  believed  to be  incorrect,  securities  and other  assets are valued by methods  that are  believed to accurately  reflect their fair value. The assets of the ASMT JPM Money Market  Portfolio are valued by the amortized cost method,  which is intended to  approximate  market value.  Because NAV is calculated  and purchases may be made only on business days and because  securities traded on foreign  exchanges  may trade on other  days,  the value of a Portfolio  may change on days when an investor  will not be able to purchase or redeem interests.

               (b) Purchase.  Beneficial  interests in the Master Trust are issued solely in private  placement  transactions  which do not involve any "public  offering"  within the meaning of Section  4(2) of the 1933 Act.  Investments  in the Master  Trust may be made only by investment  companies or certain other entities  which are  "accredited  investors"  within the meaning of Regulation D under the 1933 Act.
This  registration  statement  does not  constitute an offer to sell, or the  solicitation  of an offer to buy, any  "security"  within the meaning of the 1933 Act.

               (c)  Redemption  of Master  Trust  Interests.  An  investor  in the  Master  Trust may  withdraw  all or any  portion of its investment  on any  business  day at the net asset value next  determined  after a  withdrawal  request in proper form is  furnished by the investor to the  Transfer  Agent.  When a request is received  in proper  form,  the Master  Trust will  redeem the  interests  at the next determined net asset value.

               The Master Trust will make payment for all  interests  redeemed  within five days after  receipt by the Transfer  Agent of a redemption  request  in proper  form,  except as  provided  by the rules of the  Commission.  Investments  in the  Master  Trust may not be
transferred.

               The right of any  investor  to receive  payment  with  respect to any  withdrawal  may be  suspended  or the  payment of the withdrawal  proceeds  postponed  during any period in which the New York Stock  Exchange is closed  (other than  weekends or  holidays)  or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

               (d) Dividends and  Distributions.  The Master Trust  anticipates  that it will operate as a partnership  for federal  income tax purposes.  Each investor in the Master Trust will receive its share (as  determined in  accordance  with the governing  instruments  of the Master Trust) of the Master Trust's  ordinary  income and capital  gains.  The  determination  of each share will be made in accordance with the Internal Revenue Code of 1986 and regulations promulgated thereunder.

               (e) Tax  Consequences.  The Master Trust  anticipates  that it will operate as a partnership for federal income tax purposes and that the Master Trust will not be subject to any income tax.  However,  each  investor in the Master Trust will be taxable on its share
(as determined in accordance  with the governing  instruments of the Master Trust) of the Master Trust's  ordinary  income and capital gain
(which may be taxable at different  rates  depending upon the length of time the Master Trust holds its assets) in  determining  its income tax  liability.  The  determination  of each  share will be made in  accordance  with the  Internal  Revenue  Code of 1986 and  regulations promulgated thereunder.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

               (a)    Sales Loads.  Not Applicable.

               (b)    12b-1  Fees.  The Master  Trust has  adopted a  Distribution  Plan under Rule 12b-1 (the  "Distribution  Plan").  The
Distribution  Plan permit the  Distributor to receive  brokerage  commissions in connection  with purchases and sales of securities held by the  Portfolios,  and to use  these  commissions  to  promote  the sale of  shares  of the  Feeder  Funds.  Under  the  Distribution  Plan,
transactions  for the  purchase  and sale of  securities  for a  Portfolio  may be directed to certain  brokers  for  execution  ("clearing brokers") who have agreed to pay part of the brokerage  commissions  received on these  transactions to the  Distributor for  "introducing"
transactions to the clearing  broker.  In turn, the Distributor  will use the brokerage  commissions  received as an introducing  broker to pay various  distribution-related  expenses,  such as  advertising,  printing of sales  materials,  and  payments  to selling  dealers.  No
Portfolio will pay any new fees or charges  resulting from the  Distribution  Plan, nor is it expected that the brokerage  commissions paid by a Portfolio will increase as the result of implementation of the Distribution Plan.

               (c)    Master Feeder Funds.  The Master Trust is part of a  master/feeder  structure.  Members of the general public may not purchase a direct interest in a Portfolio.  However,  each Portfolio may sell interests to other affiliated and  non-affiliated  investment companies  and/or  institutional  investors.  Each of the mutual funds  investing in the Master Trust acquires an indirect  interest in the securities owned by its corresponding Portfolio.

               Such investors will invest in a Portfolio on the same terms and conditions as the  corresponding  Feeder Fund and will pay a proportionate  share of the Portfolio's  expenses.  Other investors in a Portfolio,  however,  are not required to sell their shares to the public at the same price as the  corresponding  Feeder Fund,  and may have  different  sales  commissions  and  operating  expenses.  These differences may result indifferences in returns among the investment companies that invest exclusively in the Portfolios.

               The Trustees of the Master Trust believe that the  "master/feeder"  fund  structure  offers  opportunities  for  substantial growth in the assets of the  Portfolios  that may enable the  Portfolios  to reduce their  operating  expenses,  thereby  producing  higher returns and benefiting the shareholders of the Feeder Funds. A Feeder Fund's  investment in its corresponding  Portfolio may,  however,  be adversely affected by the actions of other investors in the Portfolio.  For example,  if a large investor  withdraws from a Portfolio,  the remaining  investors may bear higher pro rata operating  expenses.  However,  this  possibility  also exists for  traditionally  structured funds with large investors.

               Each of the Feeder Funds  currently  investing in the Master Trust may withdraw  (completely  redeem) all of its assets from its  corresponding  Portfolio at any time if their Directors  determine that it is in the best interest of the Fund to do so. A Feeder Fund might  withdraw,  for  example,  if other  investors  in the Fund's  corresponding  Portfolio  voted to, by a vote of all  investors in the
Portfolio  (including the Fund),  change the investment  objective,  policies or limitations of the Portfolio in a manner not acceptable to the Directors of the Feeder Fund.  The  withdrawal of all a Feeder Fund's assets from a  corresponding  Portfolio may affect the investment performance of the Feeder Fund and of the corresponding Portfolio.

               Each  Portfolio  normally  will not hold  meetings  of  investors  except as required  by the 1940 Act.  Each  investor in a
Portfolio  (including  a Feeder  Fund) will be entitled to vote in  proportion  to its  interest  in the  Portfolio.  When a Feeder Fund is requested to vote on matters  pertaining  to a Portfolio,  the Fund will hold a meeting of its  shareholders  and will vote its interest in the  Portfolio  for or against such matters  proportionately  to the  instructions  to vote for or against such matters  received from Fund shareholders.

               For more information about the "master/feeder" fund structure,  please see Part B of the Feeder Fund Registration  Statement under "Additional Information on the `Master Feeder' Fund Structure".

                                                                   B-10

                                                                    B-5
                                                                  PART B

                                                               March 1, 2001

                                                       AMERICAN SKANDIA MASTER TRUST

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

               This Part B, which is not a prospectus,  supplements  and should be read in conjunction  with the current Part A of American
Skandia  Master  Trust (the "Master  Trust"),  dated March 1, 2001,  as it may be revised from time to time.  To obtain a copy of Part A of the Master Trust,  please write to the Master Trust at Ugland House, P.O. Box 309, South Church Street,  George Town, Grand Cayman,  Cayman
Islands, BWI, or call (345) 949-6415.

               As permitted by General  Instruction D to Form N-1A,  responses to certain  Items  required to be included in Part B of this
Registration  Statement  are  incorporated  herein by reference  from  Post-Effective  Amendment  No. 13 of the  Registration  Statement of
American  Skandia  Advisor Funds,  Inc. (the "Feeder")  (1940 Act File No.  811-8085) as filed with the Securities and Exchange  Commission
(the  "Commission")  on  December  15,  2000 and as  amended  from time to time (the  "Feeder's  Registrations  Statement").  Part A of the
Feeder's  Registration  Statement (the "Feeder's  Part A") includes the joint  prospectus of the series of the Feeder (the "Feeder  Funds")
which  invests in the  Portfolios  (as defined  below) and those  series of the Feeder which do not.  Part B of the  Feeder's  Registration
Statement  (the  "Feeder's  Part B")  includes  the joint  statement  of  additional  information  of the Feeder  Funds which invest in the
Portfolios and those series of the Feeder which do not invest in the Master Trust.
                                                                                                                     Page
                                                                                                                     ----

ITEM 11.  HISTORY OF THE MASTER TRUST.

               Information on the history of the Master Trust is incorporated herein by reference from Item 4 in Part A.

ITEM 12.  DESCRIPTION OF THE MASTER TRUST AND ITS INVESTMENTS AND RISKS.

               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEM 4 IN PART A.

               Information on the fundamental  investment  limitations and the  non-fundamental  investment policies and limitations of the
Portfolios,  the types of securities bought and investment techniques used by the Portfolios,  and certain risks attendant thereto, as well as other information on the Portfolios'  investment  programs,  is incorporated herein by reference from the sections entitled  "Investment
Programs of the Funds," "Fundamental  Investment  Restrictions,"  "Certain Risk Factors and Investment Methods" and "Portfolio Turnover" in
the Feeder's Part B.

ITEM 13.  MANAGEMENT OF THE MASTER TRUST.

               The Trustees of the Master Trust have oversight  responsibilities for the operations of each Portfolio.  Currently,  each of the  Trustees of the Master  Trust also  serves as a Director of Feeder.  The  Trustees  of the Master  Trust,  including a majority of the
Trustees who are not "interested  persons" (as defined in the 1940 Act) have adopted written  procedures to identify and reasonably address any potential conflicts of interest which might arise as a result of an "overlap" of Trustees and Directors,  including, if necessary,  the creation of a separate board of trustees of the Master Trust.

               Trustees and officers of the Master Trust,  together with information as to their principal  business  occupations during at least the last five years,  are shown below.  Each Trustee who is an "interested  person" of the Master Trust,  as defined in the 1940 Act, is indicated by an asterisk.

Name, Age and Address (1)                  Position Held with the Master Trust (2)       Principal Occupation (3)
---------------------                      -----------------------------------           --------------------

Jan R. Carendi (55)*                       Trustee                                       Senior Executive Vice President & Member
                                                                                         of Corporate Management Group: Skandia
                                                                                         Insurance Company Ltd.

Gordon C. Boronow (47)*                    Vice President                                President & Chief Operating Officer:
                                                                                         American Skandia Life Assurance Corporation

Edward P. Macdonald (33)                    Secretary                                      Senior Counsel, Securities; Counsel,
                                                                                           Securities; and Senior Associate
                                                                                           Counsel:
                                                                                           American Skandia, Incorporated (April
                                                                                           1999 to present)

                                                                                           Branch Chief; Senior Counsel; and
                                                                                           Attorney:
                                                                                           U.S. Securities and Exchange Commission
                                                                                           (October 1994 to April 1999)

Thomas M. Mazzaferro(47)*                   Trustee                                       Executive Vice President and
                                                                                          Chief Financial Officer
                                                                                           American Skandia Life Assurance
                                                                                           Corporation
                                                                                           April 1988 to present

Name, Age and Address (1)                  Position Held with the Master Trust (2)       Principal Occupation (3)
---------------------                      -----------------------------------           --------------------

F. Don Schwartz (64)                       Trustee                                       Management Consultant (April 1985 to
6 Sugan Close Drive                                                                      present)
New Hope, PA 18938

David E. A. Carson (65)                    Trustee                                         Director
People's Bank                                                                              People's Bank (January 2000 - present)
850 Main Street
Bridgeport, CT 06604                                                                       Chairman
                                                                                           People's Bank (January 1999-December
                                                                                           1999)

                                                                                           Chairman & Chief Executive Officer:
                                                                                           People's Bank (January 1998 to December
                                                                                           1998)

                                                                                           President, Chairman & Chief Executive
                                                                                           Officer:
                                                                                           People's Bank (1983 to January 1998)

Thomas M. O'Brien (50)                     Trustee                                       President and Chief Executive Officer
Atlantic Bank of New York                                                                (May 2000 to present)
Two World Trade Center                                                                   Vice Chairman: North Fork Bank (January
New York, NY 10048                                                                       1997 to April 2000)

                                                                                         President & Chief Executive Officer:
                                                                                         North Side Savings Bank (December 1984 to
                                                                                         December 1996)

John A. Pileski (61)                       Trustee                                         Retired since June 2000
43 Quaquanantuck Lane                                                                      Tax Partner:
Quogue, NY 11959                                                                           KPMG, LLP
                                                                                           757 Third Avenue
                                                                                           New York, NY 10017
                                                                                           (January 1995 to June 2000)

Richard G. Davy, Jr. (52)                  Controller                                    Vice President, Operations: American
                                                                                         Skandia Investment Services, Incorporated
                                                                                         (January 1997 to present)

                                                                                         Controller: American Skandia Investment
                                                                                         Services, Incorporated (September 1994 to
                                                                                         January 1997)

J. Fergus McKeon (39)                      Assistant Corporate Secretary                 General Manager: PFPC International
PFPC International (Dublin) Ltd.                                                         (Dublin) Ltd. since August 1993
80 Harcourt Street
Dublin 2, Ireland

*  Indicates a Trustee who is an "interested person" within the meaning set forth in the 1940 Act.

(1)  Unless otherwise indicated, the address of each officer and Trustee listed above is One Corporate Drive, Shelton, Connecticut 06484.

(2) All of the  officers  and  Trustees of the Master  Trust listed  above  (except for Mr.  McKeon)  serve in similar  capacities  for the
American  Skandia  Advisor  Funds,  Inc.  and/or  American  Skandia  Trust,  both of which are other  investment  companies  managed by the
Investment Manager.

(3) Unless  otherwise  indicated,  each  officer and Trustee  listed  above has held his  principal  occupation  for at least the last five years.  In addition to the  principal  occupations  noted above,  the  following  officers and  Directors of the Company hold the following positions with American  Skandia Life Assurance  Corporation  ("ASLAC"),  American Skandia  Investment  Services,  Incorporated  ("ASISI"),
American Skandia Marketing,  Incorporated ("ASM"),  American Skandia Information Services and Technology  Corporation ("ASIST") or American
Skandia,  Incorporated  ("ASI"): Mr. Boronow also serves as Executive Vice President,  Chief Operating Officer and a Director of ASI, and a
Director of ASLAC,  ASISI,  ASM and ASIST;  Mr.  Carendi also serves as Chairman and a Director of ASI, and Chief  Executive  Officer and a
Director of ASLAC, ASISI and ASIST and a Director of ASM; Mssrs. Birch, Davy and also serve as Directors of ASISI.

               The  Declaration of Trust  provides that the Trustees,  officers and employees of the Master Trust may be indemnified by the
Master Trust to the fullest extent  permitted by Delaware law and the federal  securities  laws. The Master  Trust's  By-laws  provide that the Master Trust shall  indemnify each of its Trustees,  officers and employees  against  liabilities and expenses  reasonably  incurred by them, in connection  with, or resulting  from,  any claim,  action,  suit or  proceeding,  threatened  against or otherwise  involving such
Trustee,  officer or  employee,  directly or  indirectly,  by reason of being or having  been a Trustee,  officer or employee of the Master
Trust.  Neither the  Declaration  of Trust nor the By-laws of the Master  Trust  authorize  the Master  Trust to  indemnify  any Trustee or officer  against any  liability to which he or she would  otherwise be subject by reason of or for willful  misfeasance,  bad faith,  gross negligence or reckless disregard of such person's duties.

               The  officers  and  Trustees  of the Master  Trust who are  "interested  persons"  within the meaning of the 1940 Act do not receive  compensation  directly from the Master Trust for serving in the  capacities  described  above.  Those officers and Trustees of the
Master Trust,  however,  who are  affiliated  with the Investment  Manager may receive  remuneration  indirectly  from the Master Trust for services provided in their respective capacities with the Investment Manager.

               Each of the  non-interested  Trustees  is  expected  to  receive  for his  service  on the Board of  Trustees  an annual and
"per-meeting"  fee, plus  reimbursement  for reasonable  out-of-pocket  expenses  incurred in connection with attendance at Board meetings.
The  following  table sets forth  information  concerning  the  compensation  by the Master  Trust to the Trustees in the fiscal year ended
October 31,  2000.  Neither the Master  Trust nor any  investment  company in the Fund  Complex  (as defined  below)  offers any pension or retirement benefits to its trustees.

                                          Aggregate Compensation                    Total Compensation from the
        Name of Trustee:                  from the Master Trust:                Master Trust and Fund Complex: (1)
        ----------------                  -----------------------               -----------------------------
Jan R. Carendi                                      $0                                          $0
David E.A. Carson                                 $20,000                                    $116,750
Julian A. Lerner                                  $20,000                                    $117,750
Thomas M. Mazzaferro                                $0                                          $0
Thomas M. O'Brien                               $19,200(2)                                  $114,950(2)
John A. Pileski                                     $0                                          $0
F. Don Schwartz                                   $19,200                                    $114,950

(1) As of the date of this Part B, the "Fund Complex"  consisted of the Master Trust,  the Feeder and American  Skandia  Trust.  The amount indicated is the compensation paid to the Trustees by the Fund Complex for the twelve month period ending October 31, 2000.

(2)  Mr. O'Brien deferred payment of this compensation from the Master Trust valued as of October 31, 2000 at $17,661 and from the Fund
Complex valued as of October 31, 2000 at $122,286.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

               No Trustee or officer of the Master Trust owned any of the Master Trust's interests outstanding on March 1, 2001.

               As of February 27, 2001, the following interestholders  beneficially owned, directly or indirectly, 5% or more of the Master
Trust's outstanding interests:

Name and Address                                               Percent of Master Trust Interests Outstanding
----------------                                               ---------------------------------------------
American Skandia Advisor Funds, Inc.                           97.6%
Skandia Advisor Funds                                          2.4%

               At the present time,  the Master Trust  anticipates  that its interests  will be held only by the American  Skandia  Advisor
Funds, Inc., a Maryland corporation, and Skandia Advisor Funds, a mutual fund company incorporated under the law of Cayman Islands.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEM 4 IN PART A.

               Information on the investment  management  and other  services  provided for or on behalf of the Portfolios is  incorporated herein  by  reference  from the  sections  entitled  "Investment  Advisory  &  Administration  Services,"  "Fund  Expenses,"  "Distribution
Arrangements"  and "Other  Information" in the Feeder's Part B. The following list identifies the specific  sections and subsections in the
Feeder's Part B under which the information  required by Item 15 of Form N-1A may be found.  Each listed section is incorporated  herein by reference.

                             Incorporated by Reference from the
Form N-1A Item No.           following Section of Feeder's Part B
------------------           ------------------------------------
Item 15(a)                   INVESTMENT ADVISORY & ADMINISTRATION SERVICES - THE
                             INVESTMENT MANAGER; THE SUB-ADVISORS; and FUND EXPENSES
Item 15(c)                   Not applicable
Item 15(d)                   INVESTMENT ADVISORY & ADMINISTRATION SERVICES - THE
                             ADMINISTRATOR
Item 15(e)                   Not applicable
Item 15(f)                   Not applicable
Item 15(g)                   THE DISTRIBUTION PLANS
Item 15(h)                   OTHER INFORMATION - DOMESTIC AND FOREIGN CUSTODIANS;
                             INDEPENDENT ACCOUNTANTS

               The exclusive  placement agent for the Master Trust is American  Skandia  Marketing  Incorporated  ("ASM") which receives no compensation for acting in this capacity.  ASM is an affiliate of the investment manager of each Portfolio of the Master Trust.

               Coopers & Lybrand,  located at George Quay, P.O. Box 1283, Dublin 2, Ireland, has been selected as the independent certified public accounts of the Master Trust,  providing audit services and assistance and  consultation  with respect to the preparation of filings with the Commission.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

               Information on portfolio  turnover and brokerage  allocation for or on behalf of the Master Trust is incorporated  herein by reference from the sections under PORTFOLIO TRANSACTIONS entitled "Brokerage Allocation" and "Portfolio Turnover" in the Feeder's Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEM 6(b) and 7 IN PART A.

               Under the  Declaration of Trust,  the Trustees are  authorized to issue shares of beneficial  interests in the Master Trust.
Investors in each Portfolio of the Master Trust are entitled to participate pro rata in distributions  of income,  loss, gain and credit of that  Portfolio.  Upon  liquidation  or  dissolution  of the Master Trust,  investors in a Portfolio are entitled to share pro rata in that
Portfolio's  net assets  available for  distribution to its investors.  Investments in the Master Trust have no preference,  pre-exemptive, conversion or similar rights and are fully paid and non-assessable,  except as set forth below.  Investments in the Master Trust may not be transferred.  No certificates are issued.

               Each investor is entitled to a vote, with respect to matters  effecting each of the Master Trust's series,  in proportion to the amount of its  investment  in the Master  Trust.  Investors in the Master Trust do not have  cumulative  voting  rights,  and investors holding more than 50% of the  aggregate  beneficial  interest in the Master Trust may elect all of the Trustees of the Master Trust if they choose to do so and in such event the other  investors  in the Master  Trust would not be able to elect any  Trustee.  The Master  Trust is not required to hold annual  meetings of investors  but the Master  Trust will hold special  meetings of investors  when in the judgment of the Master  Trust's  Trustees it is necessary or desirable to submit  matters for an investor vote. The Trustees may elect to terminate the
Trust or any Portfolio without a vote of the interestholders.

               Rule 18f-2 under the 1940 Act provides  that any matter  required to be submitted  under the  provisions  of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment  company,  such as the Master Trust, with more than one Portfolio  will not be deemed to have been  effectively  acted upon unless  approved by the holders of a majority of the outstanding  interests of each Portfolio of the Master Trust affected by such matter.  Rule 18f-2 further  provides that a Portfolio of the
Master  Trust  shall be deemed to be  affected  by a matter  unless it is clear  that the  interests  of the  Portfolio  in the  matter are identical  or that the matter does not affect any  interest of the  Portfolio.  However,  the Rule  exempts the  selection  of  independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEMS 7 AND 8 IN PART A.

               (a) PURCHASE OF SECURITIES.  Beneficial  interests in the Master Trust are issued solely in private  placement  transactions which do not involve any "public  offering"  within the meaning of Section 4(2) of the 1933 Act.  Investments  in the Master Trust may only be made by investment  companies or certain other entities which are  "accredited  investors"  within the meaning of Regulation D under the
1933 Act.  This  registration  statement  does not  constitute  an offer to sell, or the  solicitation  of an offer to buy, any  "security"
within the meaning of the 1933 Act.

               SUSPENSION OF  REDEMPTIONS.  The right of redemption of interests of a Portfolio of the Master Trust may be suspended or the date of payment  postponed  (a) during any period when the New York Stock  Exchange is closed  (other  than  customary  weekend and holiday closings),  (b) when trading in the markets the Portfolio  ordinarily utilizes is restricted,  or when an emergency exists as determined by the Securities and Exchange  Commission so that disposal of the  Portfolio's  investments  or  determination  of its net asset value is not reasonably  practicable,  or  (c)  for  such  other  periods  as the  Commission  by  order  may  permit  to  protect  the  Master  Trust's interestholders.

               PRICING OF SECURITIES.  Portfolio  securities,  including open short positions and options written by the Master Trust,  are valued at the last sale price on the  securities  exchange or national  securities  market on which such  securities  primarily are traded.
Securities not listed on an exchange or national  securities  market, or securities in which there were no transactions,  are valued at the average  of the most  recent  bid and asked  prices,  except in the case of open  short  positions  where  the  asked  price is  available.
Short-term  investments are carried at amortized cost,  which  approximates  value.  Any securities or other assets for which recent market quotations  are not readily  available  are valued at fair value as  determined  in good faith by or under  procedures  established  by the
Trustees.  Expenses and fees,  including the management  fee, are accrued daily and taken into account for the purpose of  determining  the net asset value of interests in each Portfolio of the Master Trust.

         Generally,  trading in foreign  securities,  as well as U.S.  Government  securities,  money  market  instruments  and  repurchase agreements,  is  substantially  completed each day at various times prior to the close of the Exchange.  The values of such securities used in  computing  the net asset value of the shares of a Portfolio  generally  are  determined  as of such  earlier  times.  Foreign  currency exchange  rates are also  generally  determined  prior to the  close of the  Exchange.  Occasionally,  events  affecting  the value of such securities  and such exchange  rates may occur  between the times at which they usually are  determined  and the close of the Exchange.  If such  extraordinary  events occur,  their effects may not be reflected in the net asset value of a Portfolio  calculated as of the close of the Exchange on that day.

         Foreign  securities  are  valued on the basis of  quotations  from the  primary  market in which they are  traded.  All assets and liabilities  initially  expressed in foreign currencies will be converted into U.S. dollars at an exchange rate quoted by a major bank that is a regular  participant in the foreign  exchange  market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.

         ASMT JPM Money  Market  Portfolio:  For the ASMT JPM Money Market  Portfolio,  all  securities  are valued by the  amortized  cost method.  The amortized  cost method of valuation  values a security at its cost at the time of purchase and  thereafter  assumes a constant amortization  to maturity of any discount or premium,  regardless of the impact of  fluctuating  interest  rates on the market value of the instrument.  The  purpose of this  method of  calculation  is to attempt to  maintain  a constant  net asset  value per share of $1.00.  No assurance  can be given that this goal can be  attained.  If a  difference  of more than 1/2 of 1% occurs  between  valuation  based on the amortized cost method and valuation  based on market value,  the Trustees will take steps  necessary to reduce such deviation or any unfair results to shareholders,  such as changing dividend policy,  shortening the average maturity of the investments in the Portfolio or valuing securities on the basis of current market prices if available or, if not, at fair market value.

               NEW YORK STOCK  EXCHANGE  CLOSINGS.  The holidays (as  observed)  on which the New York Stock  Exchange is closed  currently are: New Year's Day, Martin Luther King, Jr. Day,  Presidents' Day, Good Friday,  Memorial Day,  Independence Day, Labor Day,  Thanksgiving
and Christmas.

               (b)  FUND REORGANIZATIONS.  Not Applicable.

               (c)  OFFERING PRICE.  Not Applicable.

ITEM 19.  TAXATION OF THE MASTER TRUST.

               The Master Trust is organized as a trust under  Delaware law.  Management of the Master Trust believes that the Master Trust qualified  through the fiscal year ended October 31, 2000 and for future fiscal years will  continue  qualify as a partnership  for Federal income tax  purposes.  As such,  the Master Trust will not be subject to any income tax.  However,  each  investor in the Master Trust will be taxable on its share (as determined in accordance  with the governing  instruments  of the Master Trust) of the Master Trust's  ordinary income and capital gain in  determining  its income tax  liability.  The  determination  of such share will be made in accordance  with the
Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

               The Master  Trust's  taxable  year-end is October 31, 2001.  Although the Master Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

               It is intended that the Master Trust's assets,  income and  distributions  will be managed in such a way that an investor in the Master  Trust will be able to satisfy  the  requirements  of  Subchapter  M of the Code for  qualification  as a  regulated  investment company, assuming that the investor invested all of its investable assets in the Master Trust.

               Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master Trust.

ITEM 20.  UNDERWRITERS.

               The  exclusive  placement  agent for the Master  Trust is  American  Skandia  Marketing,  Incorporated,  which  receives  no compensation for serving in this capacity.

ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.

               Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

               The financial  statements of the Master Trust are  incorporated  herein by reference from the Annual Report to  Shareholders for each Feeder Fund for the period ended October 31, 2000 and have been audited by PricewaterhouseCoopers LLP, independent accountants.

                                                                    C-6
                                               AMERICAN SKANDIA MASTER TRUST

                                                 PART C. OTHER INFORMATION

ITEM 23.  EXHIBITS

        i      (a)(1) Certificate of Trust

        i      (a)(2) Agreement and Declaration of Trust

        i      (b)    By-Laws

               (d)(1) Form of Investment  Management  Agreement between Registrant and American Skandia Investment  Services,  Incorporated
                      for ASMT American Century International Growth Portfolio

        i      (d)(2) Form of Investment  Management  Agreement between Registrant and American Skandia Investment  Services,  Incorporated
                      for ASMT Janus Capital Growth Portfolio

        i      (d)(3) Form of Investment  Management  Agreement between Registrant and American Skandia Investment  Services,  Incorporated
                      for ASMT INVESCO Equity Income Portfolio

        i      (d)(4) Form of Investment  Management  Agreement between Registrant and American Skandia Investment  Services,  Incorporated
                      for ASMT PIMCO Total Return Bond Portfolio

        i      (d)(5) Form of Investment  Management  Agreement between Registrant and American Skandia Investment  Services,  Incorporated
                      for ASMT JPM Money Market Portfolio

               (d)(6) Form of Sub-advisory  Agreement between American Skandia  Investment  Services,  Incorporated and American Century Investment Management, Inc.
                      for ASMT American Century International Growth Portfolio

        i      (d)(7) Form of  Sub-advisory  Agreement  between  American  Skandia  Investment  Services,  Incorporated  and Janus  Capital
                      Corporation for ASMT Janus Capital Growth Portfolio

        i      (d)(8) Form of Sub-advisory  Agreement between American Skandia Investment Services,  Incorporated and INVESCO Trust Company
                      for ASMT INVESCO Equity Income Portfolio

       ii      (d)(9) Amendment to Sub-advisory  Agreement  between  American  Skandia  Investment  Services,  Incorporated,  INVESCO Trust
                      Company and INVESCO Funds Group, Inc. for the ASMT INVESCO Equity Income Portfolio

               (d)(10)Form of Sub-advisory  Agreement between American Skandia  Investment  Services,  Incorporated and Pacific  Investment
                      Management Company for ASMT PIMCO Total Return Bond Portfolio

       iii     (d)(11)Form  of  Sub-advisory  Agreement  between  American  Skandia  Investment  Services,  Incorporated  and  J.P.  Morgan
                      Investment Management, Inc. for ASMT JPM Money Market Portfolio

       iii     (f)    Form of Deferred Compensation Plan

        i      (g)(1) Form of Custody Agreement between Registrant and PNC Bank

        i      (g)(2) Form of Custody Agreement between Registrant and Morgan Stanley Trust Company

        ii     (g)(3) Form of Amendment to Custody Agreement between Registrant and PNC Bank

        ii     (g)(4) Form of Foreign Custody Manager Delegation Amendment

        iii    (g)(5) Form of Amendment to Custody Agreement between Registrant and PFPC Trust Company

        i      (h)    Administration Services Agreement

        i      (l)(1) Form of Share Purchase  Agreement  between  American  Skandia  Marketing,  Incorporated  and American Skandia Advisor
               Funds, Inc.

        i      (l)(2) Form of Share Purchase Agreement between American Skandia Marketing, Incorporated and Skandia Advisor Funds

        iii    (m)    Form of Rule 12b-1 Plan

               (o)(1)      Form of Code of Ethics of Registrant pursuant to Rule 17j-1.

       iv      (o)(2)      Form of Code of Ethics of American Skandia Investment Services, Incorporated.

       iv      (o)(3)      Form of Code of Ethics of American Skandia Marketing, Incorporated.

               (o)(4)      Form of Code of Ethics of American Century Investment Management, Inc.

               (o)(5)      Form of Code of Ethics of Janus Capital Corporation

        *      (o)(6)      Form of Code of Ethics of Pacific Investment Management Company

               (o)(7)      Form of Code of Ethics of J.P. Morgan Investment Management, Inc.

               *      To be filed by future amendment.

               i      Filed as an exhibit to the initial Registration Statement of the Master Trust, which was filed on June 4, 1997.

               ii     Filed as an exhibit to Post-effective Amendment No. 2 of the Master Trust, which was filed on March 1, 1999.

               iii    Filed as an exhibit to Post-effective Amendment No. 3 of the Master Trust, which was filed on February 29, 2000.

               iv     Filed as an exhibit to American  Skandia Advisor Funds,  Inc.'s  Post-effective  Amendment No. 13, which was filed on
               December 10, 2000.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE MASTER TRUST.

               Not applicable.

ITEM 25.  INDEMNIFICATION.

               Reference  is made to Article IX of the Master  Trust's  Declaration  of Trust filed as Exhibit  1(b) to the Master  Trust's registration  statement filed on June 4, 1997. The  application of these  provisions is limited by Article 10 of the  Registrant's  By-Laws filed as Exhibit 2 to the Master Trust's  registration  statement  filed on June 4, 1997 and by the following  undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

        Insofar as  indemnification  for  liabilities  arising under the Securities Act of 1933 may be permitted to trustees,  officers and controlling persons of the registrant pursuant to the foregoing provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities and Exchange  Commission such  indemnification  is against public policy as expressed in such Act and is, therefore,  unenforceable.  In the event that a claim for  indemnification  against such liabilities (other than the payment by the  registrant of expenses  incurred or paid by a trustee,  officer or  controlling  person of the  registrant  in the  successful defense of any action,  suit or  proceeding)  is asserted by such trustee,  officer or  controlling  person in connection  with the securities being  registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of appropriate  jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

               Reference also is made to the Placement  Agency  Agreement  filed as Exhibit 6 to the  Registrant's  registration  statement filed on June 4, 1997.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

               See Item 6,  "Management,  Organization  and  Capital  Structure  of the  Master  Trust" in Part A and Item 15,  "Investment
Advisory and Other Services" in Part B regarding the business of the Investment  Manager.  For information as to the business,  profession, vocation or employment of a substantial  nature  engaged in by ASISI or any of its  respective  officers and directors  during the past two years,  reference is made to Form ADV,  filed with the  Securities and Exchange  Commission  under the  Investment  Advisers Act of 1940 by
ASISI, incorporated by reference herein (SEC File No. 801-40532).

ITEM 27.  PRINCIPAL UNDERWRITERS.

               (a)    Not applicable.

               (b)    Set forth below is a list of each  executive  officer and director of the Placement  Agent.  The  principal  business address of each such person is One Corporate Drive, Shelton, Connecticut 06484.

                                                POSITIONS AND OFFICES
                                                   WITH THE PLACEMENT                POSITIONS AND OFFICES
NAME                                                    AGENT                           WITH REGISTRANT

Patricia J. Abram                            Senior Vice President                 None

Lori Allen                                   Vice President                        None

Kimberly Anderson                            Vice President                        None

Gordon C. Boronow                            Deputy Chief Executive                Vice President
                                             Officer & Director

Robert Brinkman                              Senior Vice President                 None

Carl Cavaliere                               Vice President                        None

Kathleen A. Chapman                          Assistant Corporate Secretary         None

Y.K. Chan                                    Senior Vice President, Chief          None
                                             Information Officer and
                                             Director

Lucinda C. Ciccarello                        Vice President, Mutual Funds          None

Lincoln R. Collins                           Director                              None

Timothy S. Cronin                            Vice President                        None

Wade A. Dokken                               President, Chairman, Chief            None
                                             Executive
                                             Officer & Director
Jacob Herschler                              Vice President                        None

Ian Kennedy                                  Senior Vice President &               None
                                             Director

Thomas M. Mazzaferro                         Executive Vice President,             Director
                                             Chief Financial Officer &
                                             Director

David R. Monroe                              Senior Vice President,                None
                                             Treasurer and Corporate
                                             Controller

Michael A. Murray                            Senior Vice President                 None

Brian O'Connor                               Vice President                        None

Carl E. Oberholtzer                          Vice President                        None

William O'Loughlin                           Vice President                        None

M. Priscilla Pannell                         Corporate Secretary                   None

Kathleen A. Pritchard                        Vice President                        None

Polly Rae                                    Vice President                        None

Hayward L. Sawyer                            Senior Vice President &               None
                                             Director

Leslie S. Sutherland                         Vice President                        None

Amanda C. Sutyak                             Vice President                        None

Christian A. Thwaites                        Senior Vice President &               None
                                             Director

Mary Toumpas                                 Vice President & Compliance           None
                                             Director

Bayard F. Tracy                              Senior Vice President &               None
                                             Director

Deborah G. Ullman                            Senior Vice President &               None
                                             Director
Brett M. Winson                              Director                              None

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

               Records  regarding the  Registrant's  securities  holdings are  maintained at  Registrant's  custodians,  PNC Bank,  Airport
Business Center,  International Court 2, 200 Stevens Drive,  Philadelphia,  Pennsylvania 19113 and The Chase Manhattan Bank, One Pierrepont
Plaza,  Brooklyn,  New York 11201. Certain records with respect to the Registrant's  securities  transactions are maintained at the offices of the various  sub-advisors to the Registrant.  The  Registrant's  corporate  records are maintained at its offices at Ugland House,  P.O.
Box 309, South Church Street,  George Town,  Grand Cayman,  Cayman Islands,  BWI. The Registrant's  financial  ledgers,  similar  financial records and records regarding the Registrant's  shareholders are maintained at the offices of its  Administrator,  PFPC, Inc. Ugland House,
P.O. Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands, BWI and 103 Bellevue Parkway, Wilmington, Delaware 19809.

ITEM 29.  MANAGEMENT SERVICES.

               Not Applicable.

ITEM 30.  UNDERTAKINGS.

               Master Trust hereby undertakes to call a meeting of  interestholders  for the purpose of voting upon the question of removal of a trustee or trustees  when  requested in writing to do so by the holders of at least 10% of the Master  Trust's  outstanding  shares of beneficial  interest and in connection  with such meeting to comply with the provisions of Section 16(c) of the  Investment  Company Act of
1940 relating to shareholder communications.

                                                        SIGNATURES

               Pursuant to the  requirements  of the  Investment  Company Act of 1940,  the  Registrant  has duly caused this  Registration
Statement to be signed on its behalf by the  undersigned,  thereunto duly authorized,  in the Town of Shelton and State of Connecticut,  on
the 1st day of March, 2000.

                                            AMERICAN SKANDIA MASTER TRUST
                                            -----------------------------
                                              (Registrant)

                                            By:    /s/ Edward P. Macdonald
                                                   Edward P. Macdonald
                                                   Corporate Secretary

                                                                 Exhibits
                                                                 --------

                                                             Table of Contents
                                                             -----------------

                  Exhibit Number                                       Description
                  --------------                                       -----------
                  (d)(1)                             Form of Investment Management Agreement  between Registrant and American Skandia
                                                     Investment Services, Inc. for the ASMT American Century International Growth Portfolio.

                  (d)(6)                             Form of Sub-advisory  Agreement  between American Skandia  Investment
                                                     Services,  Inc., and American Century Investment Management, Inc. for the
                                                     ASMT American Century International Growth Portfolio.

                  (d)(10)                            Form of Sub-advisory  Agreement  between American Skandia  Investment
                                                     Services,  Inc., and Pacific  Investment  Management  Company for the
                                                     ASMT PIMCO Total Return Bond Portfolio.

                  (p)(1)                             Form Code of Ethics of Registrant

                  (p)(4)                             Form of Code of Ethics of American Century Investment Management, Inc.

                  (p)(5)                             Form of Code of Ethics of Janus Capital Corporation

                  (p)(6)                             Form of Code of Ethics of INVESCO Funds Group, Inc.

                  (p)(7)                             Form of Code of Ethics of Pacific Investment Management Company

                  (p)(8)                             Form of Code of Ethics of J.P. Morgan Investment Management, Inc.